UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Extreme Networks, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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October ___, 2015

Dear Stockholder:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Extreme Networks, Inc. to be held on Thursday, November 12, 2015 at 8:00 a.m. Eastern Standard Time at our corporate offices located at 9 Northeastern Boulevard, Salem, New Hampshire 03079.

Details of business to be conducted at the Annual Meeting are described in the Notice of Annual Meeting of Stockholders and Proxy Statement. Accompanying this Proxy Statement is the Company’s 2015 Annual Report to Stockholders.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet. We believe that these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. On or about October ___, 2015, you were provided with a Notice of Internet Availability of Proxy Materials (“Notice”) and provided access to our proxy materials over the Internet. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

Whether or not you plan to attend our Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone, by Internet or, if you have received a paper copy of your proxy materials by mail, by completing, signing, dating and returning your proxy card in the envelope provided.

If you have any further questions concerning the Annual Meeting or any of the proposals, please contact our Investor Relations department at (408) 579-3483. We look forward to your attendance at the Annual Meeting.

Yours Truly,

Edward B. Meyercord III
President and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy by telephone, the Internet or by mail in order to ensure the presence of a quorum. If you attend the meeting and do not hold your shares through an account with a brokerage firm, bank or other nominee, you will have the right to revoke the proxy and vote your shares in person. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares and revoke your vote, if necessary.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 12, 2015

TO THE STOCKHOLDERS:

Notice is hereby given that the 2015 Annual Meeting of Stockholders of Extreme Networks, Inc. will be held on Thursday, November 12, 2015 at 8:00 a.m. Eastern Standard Time at our corporate offices located at 9 Northeastern Boulevard, Salem, New Hampshire 03079, in order to:

1.	Elect seven members of the Board of Directors for a one-year term;

2.	Vote on a non-binding advisory resolution to approve executive compensation;

3.	Ratify the appointment of our independent auditors for our fiscal year ending June 30, 2016;

4.	Ratify Amendment No. 3 of the Company’s Amended and Restated Rights Agreement, dated as of April 26, 2012, as amended, to extend the Agreement until May 31, 2016; and

5.	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors recommends a vote “FOR” each of the nominees in Item 1 and “FOR” Items 2, 3, and 4. Stockholders of record at the close of business on September 21, 2015 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of stockholders entitled to attend and vote at the meeting will be available for review by any stockholder during normal business hours at our headquarters located at 145 Rio Robles, San Jose, California 95134.

BY ORDER OF THE BOARD OF DIRECTORS,
Allison Amadia Executive Vice President, General Counsel and Corporate Secretary

San Jose, California

October____, 2015

YOUR VOTE IS IMPORTANT: Please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, if you received a paper copy of the proxy card by mail, you may mark, sign and date the proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 12, 2015: This Proxy Statement and the financial and other information concerning Extreme Networks contained in our Annual Report to Stockholders for the fiscal year ended June 30, 2015 are available on the Internet and may be viewed at www.proxyvote.com, where you may also cast your vote.

TABLE OF CONTENTS

TO THE PROXY STATEMENT

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EXTREME NETWORKS, INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors, or our Board, is soliciting your proxy for the 2015 Annual Meeting of Stockholders to be held on Thursday, November 12, 2015, or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and related materials are first being made available to stockholders on or about October ___, 2015. References in this proxy statement to the “Company,” “we,” “our,” “us” and “Extreme Networks” are to Extreme Networks, Inc., and references to the “Annual Meeting” are to the 2015 Annual Meeting of Stockholders. When we refer to the Company’s fiscal year, we mean the annual period ending on June 30. This proxy statement covers our 2015 fiscal year, which was from July 1, 2014 through June 30, 2015 (“fiscal 2015”).

Who May Vote, Record Date, Admission to Meeting

Only holders of record of common stock at the close of business on September 21, 2015 (the “Record Date”) will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of the Record Date, shares of common stock were outstanding and entitled to vote. You are entitled to one vote for each share you hold.

You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial owner of our common stock as of the Record Date, or you hold a valid legal proxy for the Annual Meeting. If you are a stockholder of record, you may be asked to present valid picture identification, such as a driver’s license or passport, for admission to the Annual Meeting.

If your shares are registered in the name of a bank, brokerage firm or other holder of record (your record holder), you may be asked to provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement or voting instruction form provided by your record holder, or other similar evidence of ownership, as well as picture identification, for admission. If you wish to be able to vote in person at the Annual Meeting, you must obtain a legal proxy from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting.

If you do not provide picture identification and comply with the other procedures outlined above, you may not be admitted to the Annual Meeting. We recommend that you arrive early to ensure that you are seated by the commencement of the Annual Meeting.

Broker Non-Votes

A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of selection of auditors and approval of pro rata stock splits. Non-routine matters include the election of directors and amendments to or the adoption of stock plans.

Quorum

Our bylaws provide that a majority of all of the shares of stock entitled to vote at the meeting as of the Record Date must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting, except to the extent that the presence of a larger number may be required by law. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

“Notice and Access” Model

The SEC’s proxy rules set forth how companies must provide proxy materials. These rules are often referred to as “notice and access.” Under the notice and access model, a company may select either of the following options for making proxy materials available to stockholders: (i) the full set delivery option; or (ii) the notice only option. A company may use a single method for all its stockholders, or use full set delivery for some while adopting the notice only option for others. We must comply with these rules in connection with our 2015 Annual Meeting.

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Under the full set delivery option a company delivers all proxy materials to its stockholders by mail or, if a stockholder has previously agreed, electronically. In addition to delivering proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible web site (other than the SEC’s web site) and provide information to stockholders about how to access that web site and the hosted materials. Under the notice only option, instead of delivering its proxy materials to stockholders, the company instead delivers a “Notice of Internet Availability of Proxy Materials” which outlines (i) information regarding the date and time of the meeting of stockholders as well as the items to be considered at the meeting; (ii) information regarding the web site where the proxy materials are posted; and (iii) various means by which a stockholder can request paper or email copies of the proxy materials.

In connection with our 2015 Annual Meeting, we have elected to use the notice only option. Accordingly, you should have received a notice by mail instructing you how to access proxy materials at www.proxyvote.com and providing you with a control number you can use to vote your shares. You may request that the Company deliver paper copies of the proxy materials as well.

All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder’s choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder whose shares are registered in their own name has the power to revoke his or her proxy at any time before it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. If you hold shares in street name, through a bank, broker or other nominee, please contact the bank, broker or other nominee to revoke your proxy.

Vote Required to Adopt Proposals

The holder of each share of the Company’s common stock outstanding on the Record Date is entitled to one vote on each of the director nominees and one vote on each other matter. For the election of directors, the director nominees who receive the highest number of “For” votes will be elected as directors. You may vote “For” or “Withhold” with respect to each director nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. All other matters shall be determined by a majority of the votes cast affirmatively or negatively on the matter.

Effect of Abstentions and Broker Non-Votes

Shares not present at the meeting and shares voted “Withhold” will have no effect on the election of directors. For each of the other proposals, abstentions will have the same effect as a vote against. If you are a beneficial owner and hold your shares in “street name,” it is critical that you cast your vote if you want it to count in the election of directors and the other proposals included in this proxy. Under the rules governing banks and brokers who are voting with respect to shares held in street name, such banks and brokers have the discretion to vote on routine matters, but not on non-routine matters. Routine matters include the ratification of auditors. Non-routine matters include the election of directors, the advisory vote on the extension of the term of our rights plan and the executive compensation advisory proposal. Banks and brokers may not vote on these proposals if you do not provide specific voting instructions. Accordingly, we encourage you to vote promptly, even if you plan to attend the Annual Meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the board recommends on each proposal. Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record:    You may vote by proxy or over the Internet or by telephone. Please follow the instructions provided herein or on the proxy card you received, then sign and return it in the prepaid envelope. You may also vote in person at the Annual Meeting.

Beneficial Stockholders:    Your bank, broker or other holder of record will provide you with a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your bank, broker or other agent.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Standard Time, on November 11, 2015. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed on your proxy card, or by delivering written instructions to the Corporate Secretary before the Annual Meeting. Attendance at the Annual Meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the Annual Meeting. If your shares are held by a bank, broker or other agent, you may change your vote by submitting new voting instructions to your bank, broker or other agent, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

Solicitation of Proxies

We will bear the entire cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially, owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. We may use the services of our officers, directors and other employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

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PROPOSAL ONE:

ELECTION OF DIRECTORS

The terms of the current directors expire upon the election and qualification of the directors to be elected at the 2015 Annual Meeting. The Board has nominated seven persons for election at the Annual Meeting to serve until the 2016 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Our Board’s nominees for election at the 2015 Annual Meeting are Edward B. Meyercord III, John H. Kispert, Charles Carinalli, Kathleen M. Holmgren, Raj Khanna, Edward H. Kennedy, and John C. Shoemaker, all of whom are presently directors of Extreme Networks except for Kathleen M. Holmgren. Ms. Randi Paikoff Feigin has notified the Company of her intention not to stand for re-election at the 2015 Annual Meeting. Extreme extends its sincere appreciation to Ms. Feigin for her valuable contributions during her service as a member of our Board of Directors.

Please see below under the heading “Board of Directors” for information concerning each nominee. If elected, each of the nominees will serve as directors until the Annual Meeting of stockholders in 2016 and until their successors are elected and qualified or until their earlier resignation or removal.

Each nominee has indicated to us that he or she will serve if elected. If a nominee declines to serve or becomes unavailable for any reason, or if a vacancy otherwise occurs before the election, although management knows of no reason that this will occur, the proxies may be voted for a substitute nominee as the Nominating and Corporate Governance Committee or our Board may designate.

Vote Required and Board of Directors Recommendation

The persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote at the 2015 Annual Meeting will be elected, assuming a quorum is present. Votes “For”, votes to “Withhold” authority and “Broker Non-Votes” will each be counted as present for purposes of determining the presence of a quorum, but broker non-votes will have no effect on the outcome of the election. If you sign and return a proxy card without giving specific voting instructions as to the election of any director, your shares will be voted in favor of the nominees recommended by our Board.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

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BOARD OF DIRECTORS

The following table provides biographical information for each nominee to our Board of Directors.

Name	Age	Director Since
Edward B. Meyercord, III, Director, President, and Chief Executive Officer	50	2009
John H. Kispert, Chairman of the Board of Directors	51	2009
Charles Carinalli, Director	67	1996
Kathleen M. Holmgren	57
Raj Khanna, Director	69	2014
Edward H. Kennedy, Director	61	2011
John C. Shoemaker, Director	73	2007

There are no family relationships among any of our directors or executive officers.

The biographies of each of our director nominees below contains information regarding the person’s service as a director, if applicable, business experience, other director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and our Board to determine that the person should serve as a director.

Nominees for Election at 2015 Annual Meeting

Edward B. Meyercord III. Mr. Meyercord has served as our President and Chief Executive Officer since April 2015.  Mr. Meyercord joined our Board of Directors as an independent director in October 2009 and served as Chairman from March 2011until August 2015.  Prior to assuming an operating role at Extreme, Mr. Meyercord was Chief Executive Officer and Director at Critical Alert Systems, LLC, a software-driven, healthcare information technology company that he co-founded in July 2010.   Previously, Mr. Meyercord served as Chief Executive Officer, President and Director of both Cavalier Telephone & TV, a privately held voice, video and data services company with an extensive fiber network; and Talk America, Inc., a publicly traded company that provided phone and internet services to consumers and small businesses throughout the United States. Mr. Meyercord was also a Vice President in the investment banking division of Salomon Brothers (now Citigroup).  He previously served on the board of Tollgrade Communications, Inc. Mr. Meyercord received his Bachelors in economics from Trinity College in Hartford, CT and his M.B.A. from New York University.

Mr. Meyercord has extensive executive experience in corporate finance, risk assessment and management. His background in the telecommunications industry provides our Board with valuable industry expertise in one of our key markets.

John H. Kispert.    Mr. Kispert has served as our Chairman of the Board since August 2015 and has served as one of our directors since May 2009. Mr. Kispert previously served as President and Chief Executive Officer of Spansion Inc., a publicly-traded manufacturer of flash memory products, from February 2009 until May 19, 2015 and on its Board of Directors from May 2010 until May 19, 2015. From 1995 to January 2009, Mr. Kispert held various executive management positions at KLA-Tencor Corporation, including President and Chief Operating Officer, Executive Vice President and Chief Financial Officer and Vice President, Finance and Accounting. Prior to KLA-Tencor, Mr. Kispert served in a number of positions with IBM Corporation. Mr. Kispert received his B.S. in political science from Grinnell College and his M.B.A. from the University of California, Los Angeles.

Mr. Kispert has extensive management and leadership experience and provides our Board with technology, leadership and financial expertise that aids our Board in understanding corporate needs and strategic opportunities.

Charles Carinalli.    Mr. Carinalli has served as one of our directors since October 1996. Mr. Carinalli has been a Principal of Carinalli Ventures since January 2002. From 1999 to May 2002, Mr. Carinalli was Chief Executive Officer and a director of Adaptive Silicon, Inc., a private developer of semiconductors. From November 2000 to November 2001, Mr. Carinalli served as Chairman of Clearwater Communications, Inc., a privately held telecommunications company. From December 1996 to July 1999, Mr. Carinalli served as President, Chief Executive Officer and a director of Wavespan, Inc., a developer of wireless broadband access systems that was acquired by Proxim, Inc. From 1970 to 1996, Mr. Carinalli served in various positions for National Semiconductor Corporation, developing analog-based semiconductor and integrated communication products, most recently as Senior Vice President and Chief Technical Officer. Mr. Carinalli also serves on the boards of directors of Fairchild Semiconductor (NYSE: FCS), a publicly traded semiconductor company, Atmel Corporation (NASDAQ: ATML), a publicly traded semiconductor company and several privately held companies. Mr. Carinalli holds a B.S. in electrical engineering from the University of California, Berkeley and a M.S. in electrical engineering from Santa Clara University.

Mr. Carinalli provides our Board with extensive engineering and engineering management expertise, as well as general management expertise and technology expertise, which aids our Board in understanding product development, engineering management and strategic planning, as well as risk assessment and planning.

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Kathleen M. Holmgren.  Ms. Holmgren is new nominee to our Board of Directors.  Ms. Holmgren currently serves as the Chief Operating Officer, Future Workforce at Automation Anywhere, a developer of robotic process automation and testing software, which she joined in 2013.  Since 2008, Ms. Holmgren has also served as a Principal at Sage Advice Partners, a management consulting firm specializing in the high-tech and green-tech markets and is a Director with the Alliance of CEOs.   Ms. Holmgren previously served as President and Chief Executive Officer of Mendocino Software and spent over 20 years at Sun Microsystems, in increasingly senior roles, finally as Senior Vice President/GM, Disk Systems Business. Ms. Holmgren is a member of the board and of the compensation committee of Group Delphi, a private design and media production company.  Ms. Holmgren holds a B.S. in Industrial Engineering from California Polytechnic State University and an M.B.A from the Stanford Graduate School of Business.

Ms. Holmgren has a history of executive leadership in the storage, computer systems, enterprise software and management consulting industries and brings operational expertise, strategic planning, as well as risk assessment and planning experience to our Board.

Edward H. Kennedy.    Mr. Kennedy has served as one of our directors since April 2011. Currently, Mr. Kennedy is the Chief Executive Officer and President of Tollgrade Communications, Inc. (formerly NASDAQ:TLGD). Mr. Kennedy previously served as the Chief Executive Officer and President of Rivulet Communications, Inc., a medical video networking company. He also previously served as President of Tellabs North American Operations and Executive Vice President of Tellabs, and co-founded Ocular Networks, a provider of optical networking technologies, until it was sold to Tellabs. He has also held various executive positions at several telecommunications equipment companies, including Alcatel and Newbridge Networks Corporation. Mr. Kennedy was also a Venture Partner at Columbia Capital, a private equity investment firm, where he advised investments into new and existing portfolio companies. Mr. Kennedy holds a B.S. in electrical engineering from the Virginia Polytechnic Institute.

Mr. Kennedy has extensive financial and executive leadership experience in technology companies, including networking companies, and provides management and financial expertise to our Board.

Raj Khanna. Mr. Khanna has served as one of our directors since December 2014. Since 2012, Mr. Khanna has served as an independent consultant, assisting companies with finance and internal audit issues. From 2004 to 2011, Mr. Khanna served in multiple roles at Qualcomm, Inc., most recently as Vice President of corporate audit. Prior to Qualcomm, Mr. Khanna held finance roles at Sun Microsystems, and Xerox. Mr. Khanna holds a B. Tech in Mechanical Engineering from the Indian Institute of Technology and received his M.B.A. from the University of Rochester, New York.

Mr. Khanna’s brings extensive experience leading finance and internal audit teams, including the establishment of financial controls and processes, delivering financial investment and M&A guidance, and providing strategy and direction to business model changes, to our Board.

John C. Shoemaker.   Mr. Shoemaker has served as one of our directors since October 2007. From 1990 to June 2004, Mr. Shoemaker held various executive management positions at Sun Microsystems, Inc., including as Executive Vice President, Worldwide Operations Organizations and Executive Vice President and General Manager for its Computer Systems Division. Mr. Shoemaker previously served in a number of senior executive positions with the Xerox Corporation, a provider of document management technology and services, including as Senior Vice President, World Wide Marketing. Mr. Shoemaker is a director of Altera Corporation (NASDAQ: ALTR), a publicly traded provider of programmable logic solutions, and several privately held companies. Mr. Shoemaker holds a B.A. from Hanover College, where he is currently on the Board of Trustees, and a M.B.A. from Indiana University’s Kelley School of Business, where he is a member of the School of Business Dean’s Advisory Council, the IT Advisory Council, and the Johnson Center for Entrepreneurship Board.

Mr. Shoemaker has extensive executive experience in senior level management positions in the technology industry, particularly in hardware systems, and provides strong operational, management and financial expertise to our Board.

Arrangements Regarding Appointment of Directors

None of our directors are appointed pursuant to any arrangement with the Company. Pursuant to the offer letter between the Company and Mr. Meyercord, Mr. Meyercord must immediately resign as a director of the Board upon the date his employment with the Company terminates.

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CORPORATE GOVERNANCE

Our Board currently consists of seven directors. Our Board has determined that, other than Edward B. Meyercord III, each member of our Board is an independent director for purposes of the NASDAQ Marketplace Rules. In making these independence determinations, our Board has concluded that these directors do not have an employment, business, family or other relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Directors to be elected at the 2015 Annual Meeting are to hold office until the next Annual Meeting and until their respective successors are elected and qualified.

Board and Leadership Structure

Our leadership structure currently consists of an Independent Chairman and a Chief Executive Officer. In the current structure, the roles of Chief Executive Officer and Chairman of our Board are separated. John H. Kispert has served as the Independent Chairman of our Board since August 2015, replacing Edward B. Meyercord III who was appointed as our President and Chief Executive Officer in April 2015. Separating these positions allows our Chief Executive Officer to focus on setting our strategic direction and for day-to-day leadership and performance, while allowing the Chairman of our Board to lead our Board in its fundamental role of providing advice to, and independent oversight of, management.

Our Board recognizes the time, effort, and energy that our Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitments required to serve as the Chairman of our Board, particularly as our Board’s oversight responsibilities continue to grow. While our bylaws and Corporate Governance Guidelines do not require that the Chairman of our Board and Chief Executive Officer positions be separate, our Board believes that separating these positions is the appropriate leadership structure for us at this time and results in an effective balancing of responsibilities, experience and independent perspective to meet the current corporate governance needs and oversight responsibilities of our Board.

Mr. Kispert’s duties as Independent Chairman include:

•	chairing executive sessions of the independent directors;

•	ensuring that independent directors have adequate opportunities to meet without management present;

•	serving as designated contact for communication to independent directors, including being available for consultation and direct communication with major stockholders;

•	ensuring that the independent directors have an opportunity to provide input on the agenda for meetings of our Board;

•	assuring that there is sufficient time for discussion of all agenda items; and

•	being identified as the recipient of communications with stockholders in the annual meeting proxy statement.

Our Board appoints our President and Chief Executive Officer, Chief Financial Officer, Secretary and all executive officers. All executive officers serve at the discretion of our Board. Each of our officers devotes his or her full time to our affairs. Our directors devote time to our affairs as is necessary to discharge their duties. In addition, our Board has the authority to retain its own advisers to assist it in the discharge of its duties. There are no family relationships among any of our directors, officers or key employees.

Board’s Role in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of the risks we face. This role is one of informed oversight rather than direct management of risk. Our Board regularly reviews and consults with management on strategic direction, challenges and risks we face. Our Board also reviews and discusses with management quarterly financial results and forecasts. The Audit Committee of our Board oversees management of financial risks, and its charter tasks the committee to provide oversight of and review at least annually our risk management policies, including its investment policies and anti-fraud program. The Compensation Committee of our Board is responsible for overseeing the management of risks relating to and arising from our executive compensation plans and arrangements. These committees provide regular reports, generally on a quarterly basis, to the full Board.

Management is tasked with the direct management and oversight of legal, financial, and commercial compliance matters, which includes identification and mitigation of associated areas of risk. Our General Counsel provides regular reports of legal risks to the Audit Committee and our Board. Our Chief Financial Officer and the Corporate Controller provide regular reports to the Audit Committee concerning financial, tax and audit related risks. In addition, the Audit Committee receives periodic reports from management on our compliance programs and efforts, investment policy and practices and the results of various internal audit projects. Management and the Compensation Committee’s compensation consultant provide analysis of risks related to our compensation programs and practices to the Compensation Committee.

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Meetings of the Board of Directors

Our Board held ten meetings during the fiscal year ended June 30, 2015. No director serving on our Board in fiscal 2015 attended fewer than 75 percent of the aggregate of the meetings of our Board and the meetings of the committees on which he served.

Executive Sessions

The independent members of our Board meet regularly in executive session (without the participation of executive officers or other non-independent directors), generally before or after a regularly scheduled Board meetings or at such other times requested by our independent directors. Executive sessions of the independent directors are chaired by our Chairman. The executive sessions include discussions and recommendations regarding guidance to be provided to the Chief Executive Officer and such topics as the independent directors determine.

Committees of the Board of Directors

In fiscal 2015, our Board had a separately-designated standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee and Strategy Committee. Our Board has adopted a written charter for each of these committees, each of which is available on our website at http://www.extremenetworks.com/about-extreme/corp-governance.aspx.

Fiscal 2015 Committee Membership

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategy Committee
Charles Carinalli		Chairman	Member
Randi Paikoff Feigin	Member(1)			Member
John H. Kispert	Chairman			Member
Edward H. Kennedy	Member	Member(2)		Member
Raj Khanna	Member(3)
Edward B. Meyercord III			Member(4)	Chairman(5)
John C. Shoemaker		Member	Chairman
Maury Austin(6)	Member	Member

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(1)	Ms. Feigin was appointed to the Audit Committee effective November 12, 2014.
(2)	Mr. Kennedy was appointed to the Compensation Committee effective November 12, 2014.
(3)	Mr. Khanna was appointed to the Audit Committee effective December 12, 2014.
(4)	Mr. Meyercord served as a member of the Nominating and Corporate Governance Committee through April 18, 2015.
(5)	Mr. Meyercord served as Chairman of the Strategy Committee until April 18, 2015.
(6)	Mr. Austin served as a member of the Board of Directors and all other listed memberships until November 12, 2014.

Audit Committee.    The current members of the Audit Committee are Messrs. Khanna, Kennedy, and Ms. Feigin. Mr. Khanna serves as Chairman. Each member of the Audit Committee has been determined by our Board to be independent for purposes of the NASDAQ Marketplace Rules and the rules of the SEC as these rules apply to audit committee members. Our Board has determined that Mr. Khanna is an audit committee financial expert, as defined in the rules of the SEC. The Audit Committee retains our independent auditors, reviews and approves the planned scope, proposed fee arrangements and terms of engagement of the independent auditors, reviews the results of the annual audit of our financial statements and the interim reviews of our unaudited financial statements, evaluates the adequacy of accounting and financial controls, reviews the independence of our auditors, and oversees our financial reporting on behalf of our Board. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints received by us regarding questionable accounting or auditing matters, including the anonymous submission by our employees of concerns regarding accounting or auditing matters. In addition, the Audit Committee reviews with our independent auditors the scope and timing of their audit services and any other services they are asked to perform, the independent auditor’s report on our consolidated financial statements following completion of their audit, and our critical accounting policies and procedures and policies with respect to our internal accounting and financial controls. The Audit Committee also assists our Board in fulfilling its oversight responsibilities with respect to financial risks, including risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements. The Audit Committee held sixteen meetings during fiscal 2015.

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Compensation Committee.    The current members of the Compensation Committee are Messrs. Carinalli, Kennedy, and Shoemaker. Mr. Carinalli serves as Chairman. Each member of the Compensation Committee has been determined by our Board to be independent for purposes of the NASDAQ Marketplace Rules as they apply to compensation committee members. The Compensation Committee has responsibility for, among other things, discharging our Board’s responsibilities relating to compensation and benefits of our officers, including responsibility for evaluating and reporting to our Board on matters concerning management performance, officer compensation and benefits plans and programs. In carrying out these responsibilities, the Compensation Committee is required to review all components of executive officer compensation for consistency with our compensation philosophy. The Compensation Committee also administers our stock option plans and stock incentive plans. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The charter of the Compensation Committee provides that the Compensation Committee may delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee from time to time, as appropriate. However, historically the Compensation Committee has delegated duties or responsibilities only under limited circumstances. Our President and Chief Executive Officer and our Executive Vice President and Chief Human Resources Officer assist the Compensation Committee in its deliberations with respect to the compensation of our executive officers, except that our Chief Executive Officer does not play a role in the Compensation Committee’s deliberations regarding his own compensation determination, other than discussing his performance objectives with the Compensation Committee. The other executive officers do not play a role in the Compensation Committee’s deliberations regarding their own compensation determination, except that each executive officer discusses his or her individual performance objectives with our Chief Executive Officer, and our General Counsel may be present for deliberations and may provide advice to the Compensation Committee regarding legal issues associated with compensation plans and decisions. The Compensation Committee held twelve meetings during fiscal 2015. For more information about the Compensation Committee, see the discussion below under the heading “Executive Compensation.”

Nominating and Corporate Governance Committee.    The current members of the Nominating and Corporate Governance Committee are Messrs. Shoemaker, Carinalli, and Kispert. Mr. Shoemaker serves as Chairman. Each member of the Nominating and Corporate Governance Committee has been determined by our Board to be independent for purposes of the NASDAQ Marketplace Rules as they apply to nominating committee members. The Nominating and Corporate Governance Committee identifies, reviews, evaluates and nominates candidates to serve on our Board, is responsible for recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to us, and assists our Board in its annual reviews of the performance of our Board, each committee and management. The Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance. The Nominating and Corporate Governance Committee held five meetings during fiscal 2015.

Strategy Committee.    The Strategy Committee was discontinued on June 30, 2015. The members of the Strategy Committee, at the time of discontinuance, were Messrs. Meyercord and Kispert, and Mrs. Feigin. The Strategy Committee advised and assisted the Board in carrying out the development, articulation, and execution of the Company’s long-term strategic plan, including oversight and responsibilities relating to potential mergers, acquisitions, divestitures, combinations and other key strategic transactions outside the ordinary course of the Company’s business. The Strategy Committee held seven meetings during fiscal 2015.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served on the board of directors or compensation committee of any other entity that has, or has had, one or more executive officers who served as a member of our Board or Compensation Committee during fiscal 2015. No member of the Compensation Committee was, during fiscal 2015 or any prior period, an officer or employee of the Company.

Director Nominations

Director Qualifications.   In fulfilling its responsibilities, the Nominating and Corporate Governance Committee considers numerous factors in reviewing possible candidates for nomination as director, including:

•	the appropriate size of our Board and its committees;

•	the perceived needs of our Board for particular skills, industry expertise, background and business experience;

•	the skills, background, reputation, and business experience of nominees and the skills, background, reputation, and business experience already possessed by other members of our Board;

•	the nominees’ independence from management;

•	the nominees’ experience with accounting rules and practices;

•	the nominees’ background with regard to executive compensation;

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•	the applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

While we do not have a formal diversity policy, in evaluating the qualifications of the candidates, the Nominating and Corporate Governance Committee considers many factors, including issues of character, judgment, independence, age, education, expertise, diversity of experience, length of service, other commitments and ability to serve on committees of our Board, as well as other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender, and national origin. The Nominating and Corporate Governance Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors.

Other than the foregoing there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider other factors as it may deem, from time to time, are in the best interests of us and our stockholders. The Nominating and Corporate Governance Committee believes that it is preferable that at least one member of our Board should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable listing requirements, at least a majority of the members of our Board must meet the definition of “independent director.” The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of management to participate as members of our Board.

Identifying and Evaluating Candidates for Nomination as Director.    The Nominating and Corporate Governance Committee annually evaluates the current members of our Board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The Nominating and Corporate Governance Committee regularly assesses the optimum size of our Board and its committees and the needs of our Board for various skills, background and business experience in determining if our Board requires additional candidates for nomination.

Candidates for nomination as director come to the attention of the Nominating and Corporate Governance Committee from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Nominating and Corporate Governance Committee at any point during the year. Candidates are evaluated against the criteria set forth above. If the Nominating and Corporate Governance Committee believes at any time that our Board requires additional candidates for nomination, the Nominating and Corporate Governance Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Nominating and Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

The Nominating and Corporate Governance Committee evaluates any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the Nominating and Corporate Governance Committee’s established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, 145 Rio Robles, San Jose, California 95134 and must be received at our principal executive offices not less than 120 days nor more than 150 calendar days in advance of the date that our proxy statement was released to stockholders in connection with the previous year’s Annual Meeting of stockholders, except that if no Annual Meeting was held in the previous year or the date of the Annual Meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made. For purposes of the foregoing, “public announcement” shall mean disclosure in a broadly disseminated press release or in a document publicly filed by us with the SEC. The recommendation for director nominee submitted by a stockholder must contain the information required by our bylaws. You may contact our Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

All directors and director nominees must submit a completed director agreement and directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee. In addition, nominees must enter into an agreement to abide by the Company’s Code of Conduct and disclose any voting arrangements or compensation provided by third parties in connection with their service on the Company’s Board.

The Nominating and Corporate Governance Committee evaluates incumbent directors, as well as candidates for director nominee submitted by directors, management and stockholders consistently using the criteria stated in our policies and procedures and selects the nominees that, in the Nominating and Corporate Governance Committee’s judgment, best suit the needs of our Board at the time.

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Communications with Directors

John H. Kispert has been selected by our directors as our Independent Chairman and, as such, is responsible for receiving, distributing and arranging responses to communications from our stockholders to our Board. Stockholders may communicate with our Board by transmitting correspondence by mail, facsimile or email, addressed as follows:

Chairman of the Board (or individually named director(s))

Extreme Networks, Inc.

145 Rio Robles

San Jose, California 95134

The Chairman transmits each communication as soon as practicable to the identified director addressee(s), unless (i) there are safety or security concerns that mitigate against further transmission of the communication; or (ii) the communication contains commercial matters not related to the stockholder’s stock ownership, as determined by the Chairman in consultation with legal counsel. Our Board or individual directors are advised of any communication withheld for safety, security or other reasons as soon as practicable.

Director Attendance at Annual Meetings

We use reasonable efforts to schedule our Annual Meeting of stockholders at a time and date to maximize attendance by directors, taking into account the Directors’ schedules. In cases where management, in its reasonable business judgment, expects stockholder attendance at our Annual Meeting to be significant, we encourage director attendance at the Annual Meeting. Directors make every effort to attend our Annual Meeting of stockholders when meaningful stockholder attendance at the meeting is anticipated. Of our current directors, Messrs. Carinalli, Kennedy, Kispert, Meyercord, Shoemaker, and Ms. Feigin attended our 2014 Annual Meeting of stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers, directors and persons who beneficially own more than 10 percent of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person. Based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10 percent of our common stock were complied with in the fiscal year ended June 30, 2015.

Code of Ethics and Corporate Governance Materials

Our Board has adopted a charter for its Audit, Compensation and Nominating and Corporate Governance Committees, each of which is available on our website at http://www.extremenetworks.com/about-extreme/corp-governance.aspx. Our Board has also adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The Code of Business Conduct and Ethics can be found on our website at http://investor.extremenetworks.com/corporate-governance.cfm.

We believe that good corporate governance is essential to ensure that we are managed for the benefit of stockholders. Our Board has adopted our Corporate Governance Guidelines to address key corporate governance issues. The Nominating and Corporate Governance Committee is responsible for reviewing the Corporate Governance Guidelines and recommending to our Board any changes to them. The Corporate Governance Guidelines can be found on our website at http://investor.extremenetworks.com/corporate-governance.cfm.

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DIRECTOR COMPENSATION

During fiscal 2015, the compensation policies for service on our Board and its committees were revised following consultation with Compensia, Inc., the independent compensation consultant to the Compensation Committee. For fiscal 2015, the compensation paid to our directors was as follows:

Cash Compensation

Each non-employee director receives (a) $50,000 in cash compensation annually for Board service; and (b) the applicable compensation set forth below for serving as a chair or as a member of one or more of the committees of our Board. For service on any special committee that may be formed by our Board from time to time, our Board determines compensation on a case-by-case basis upon a recommendation from the Compensation Committee based on the anticipated amount of time and work related to service on the special committee and other factors as the Compensation Committee may consider. Each director receives reimbursement of expenses related to attendance of meetings of our Board and its committees.

Annual Committee Member Compensation
Audit Committee	$10,000
Compensation Committee	10,000
Nominating and Governance Committee	5,000
Strategy Committee	5,000

Annual Retainers for Chairman or Committee Chair
Audit Committee Chair	$25,000
Compensation Committee Chair	20,000
Nominating and Corporate Governance Committee Chair	10,000
Strategy Committee Chair	10,000
Board Chairman	40,000

Equity Compensation

On the date of each Annual Meeting of our stockholders, each non-employee director is granted an annual equity award, determined by dividing a fixed amount, for our fiscal 2015 Annual Meeting such amount is $120,000, by the price of the Company’s common stock at the close of business on the NASDAQ Global Market on the date of the Company’s Annual Meeting of stockholders, rounded down to the nearest whole share. Such annual equity grants shall vest upon the earlier of the first anniversary of the date of grant or the date of next Annual Meeting of stockholders of the Company. Any non-employee director joining the Board during the fiscal year shall receive an equity award pro-rated for such new director’s period of service in that year.

In July 2001, our Board ratified and approved a policy regarding the acceleration of vesting of shares subject to equity awards granted to directors upon a change in control of the Company. Under the policy, in the event of a change in control that occurs prior to a director’s termination of service with us, the shares subject to outstanding equity awards vest fully. The policy defines a change in control as a single or series of sales or exchanges of voting stock, a merger or consolidation, the sale, or transfer of all or substantially all of the assets, or a liquidation wherein the stockholders immediately before the change in control do not retain, immediately after the change in control, more than 50 percent of the total combined voting power of us or the corporation to which the assets were transferred. This policy applies to all equity awards granted to directors after July 2001.

2015 Director Compensation

The compensation information for our non-employee directors during fiscal 2015 is set forth below:

	Director Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)
Charles Carinalli	71,331	(2)	120,000	191,331
Randi Paikoff Feigin	61,331	(3)	120,000	181,331
Ed Kennedy	75,000	(4)	120,000	195,000
Raj Khanna	33,261	(5)	110,136	143,397
John H. Kispert	80,000	(6)	120,000	200,000
Edward B. Meyercord III	84,231	(7)	120,000	204,231
John Shoemaker	70,000	(8)	120,000	190,000
Maury Austin	25,679	(9)		25,679

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___________

(1)	Represents the aggregate grant date fair value computed in accordance with ASC Topic 718 and does not reflect whether the director has actually realized a financial benefit from the award. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(2)	Consists of $50,000 for annual Board service, $20,000 for service as the Chairman of the Compensation Committee, and $5,000 for service on the Nominating and Corporate Governance Committee.
(3)	Consists of $50,000 for annual Board service, $6,331 for service on the Audit Committee beginning November 12, 2015, and $5,000 for service on the Strategy Committee.
(4)	Consists of $50,000 for annual Board service, $10,000 for service on the Audit Committee, $6,331 for service on the Compensation Committee beginning November 12, 2015, and $5,000 for service on the Strategy Committee.
(5)	Mr. Khanna was appointed to the Board on December 12, 2014. Consists of $27,717 for annual Board service and $5,543 for service on the Audit Committee.
(6)	Consists of $50,000 for annual Board service, $25,000 for service as the Chairman of the Audit Committee, and $5,000 for service on the Strategy Committee.
(7)	Mr. Meyercord served as Chairman and as an independent director of the Company until his appointment as President and Chief Executive Officer effective April 19, 2015, at which point Mr. Meyercord was no longer compensated as an independent director. Mr. Meyercord’s independent director compensation for fiscal 2015 consists of $40,110 for annual Board service, $32,088 for service as the Chairman of the Board, $4,011 for service on the Nominating and Corporate Governance Committee, and $8,022 for service as the Chairman of the Strategy Committee.
(8)	Consists of $50,000 for annual Board service, $10,000 for service on the Compensation Committee, and $10,000 for service as the Chairman of the Nominating and Corporate Governance Committee.
(9)	Consists of $20,679 for annual Board service, $2,500 for service on the Audit Committee, and $2,500 for service on the Compensation Committee.
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PROPOSAL TWO:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, our stockholders are entitled to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement.

The Compensation Committee believes that our 2015 executive compensation program has been appropriately designed to advance stockholder interests through effective performance-based incentives with multi-year retention features. The last stockholder advisory vote on executive compensation was in November 2014 when approximately 92 percent of votes cast were voted in favor of the Company’s executive compensation.

As described in further detail under the heading “Executive Compensation and Other Matters – Compensation Discussion and Analysis,” our executive compensation philosophy is designed to attract high quality candidates for senior leadership positions, to retain these employees and to establish a total compensation program which, motivates and rewards individual and team performance in a highly competitive industry. Our compensation programs are designed to align our executive officers’ performance with our goals, principal among which is the creation of stockholder value. For fiscal 2015, the principal components for compensation for our executive officers were cash based salary with variable annual cash and long term equity incentives. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal 2015 compensation of our named executive officers and how our executive compensation programs reflect our philosophy and are linked to the Company’s performance.

We are asking our stockholders to indicate their support for the compensation arrangements with our named executive officers as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. Accordingly, we are asking our stockholders to vote “FOR” the following resolution to be presented at the 2015 Annual Meeting:

“RESOLVED, that the stockholders approve the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative discussion.”

Vote Required and Board of Directors Recommendation

The proposal requires the affirmative vote of a majority of the votes cast for or against the proposal at the 2015 Annual Meeting, as well as the presence of a quorum representing a majority of the shares of our common stock entitled to vote at the 2015 Annual Meeting, present in person or represented by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining a quorum but will not have any effect on the outcome of the proposal.

This “say-on-pay” vote is advisory, and therefore is not binding on us, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns. The Board has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board modifies this policy, the next say-on-pay advisory vote will be held at our 2016 Annual Meeting.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RESOLUTION ABOVE, RELATING TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

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PROPOSAL THREE:

RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2016

The Audit Committee has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to serve as independent auditors to audit our consolidated financial statements for the fiscal year ending June 30, 2016. KPMG has served as the Company’s independent registered public accounting firm since November 2010. A representative of KPMG is expected to be present at the 2015 Annual Meeting, will have an opportunity to make a statement if desired and will be available to respond to appropriate questions.

Representatives of our independent auditors normally attend most meetings of the Audit Committee. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services. Our independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by our independent auditors in accordance with this pre-approval policy. For fiscal 2015 and 2014, all fees paid to our independent auditors were pre-approved in accordance with this policy without exception.

The Audit Committee on an annual basis reviews the services performed by the independent registered public accounting firm, and reviews and approves the fees charged by the accounting firm. The Audit Committee has considered the role of the independent registered public accounting firm in providing tax and other non-audit services to us and has concluded that these services are compatible with the accounting firm’s independence as our independent auditors.

Principal Accounting Fees and Services

The following table sets forth the fees accrued or paid to the Company’s independent registered public accounting firms for the fiscal years ended June 30, 2015 and June 30, 2014.

	2015	2014
Audit fees(1)	$2,040,053	$2,392,500
Audit related fees(2)	$—	—
Tax Fees(3)	—	10,400
Total	$2,040,053	$2,402,900

___________

(1)	Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and audit services provided in connection with other statutory and regulatory filings.
(2)	Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Tax fees relate to professional services rendered in connection with tax audits, international tax compliance, and international tax consulting and planning services.

Vote Required and Board of Directors Recommendation

Stockholder ratification of the selection of KPMG as our independent registered public accounting firm is not required by our bylaws or otherwise. Our Board, however, is submitting the selection of KPMG to stockholders for ratification as a matter of good corporate practice. If stockholders fail to ratify the selection, the Audit Committee and our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and our Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of us and our stockholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively on the proposal, assuming a quorum is present. Votes for, against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of the vote on this proposal. If you sign and return a proxy card without giving specific voting instructions on this proposal, your shares will be voted in favor of the proposal.

 OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY KPMG LLP AS EXTREME NETWORKS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2016.

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PROPOSAL FOUR:

RATIFY AMENDMENT NO. 3 OF THE COMPANY’S AMENDED AND RESTATED RIGHTS AGREEMENT, DATED AS OF APRIL 26, 2012, AS AMENDED, TO EXTEND THE AGREEMENT UNTIL MAY 31, 2016

Background

Our Board is inviting stockholders to vote to ratify, on a nonbinding advisory basis, Amendment No. 3 to the Company’s Amended and Restated Rights Agreement, dated April 26, 2012, as amended, between the Company and Computershare Inc. as the rights agent (the “Restated Rights Plan”) to extend the term of the Amended Rights Plan until May 31, 2016. The Restated Rights Plan governs the terms of each right (“Right”) that has been issued with respect to each share of common stock of the Company. Each Right initially represents the right to purchase one one-thousandth of a share of Series A Preferred Stock (“Preferred Stock”) of the Company. The Restated Rights Plan replaces in its entirety the Rights Agreement, dated as of April 27, 2001, as amended, between the Company and Mellon Investor Services LLC (the “Prior Rights Plan”).

The Board believed it to be in the best interests of the Company to enter into and to extend the Restated Rights Plan to preserve the value of the Company’s deferred tax assets, including its net operating loss carry forwards, with respect to its ability to fully use its tax benefits to offset future income. The Prior Rights Plan was adopted in part in an effort to preserve stockholder value by attempting to protect against a possible limitation on our ability to use our net operating loss carry-forwards and other tax attributes (the “Tax Benefits”) to reduce potential future federal income tax obligations. At June 30, 2015, our Tax Benefits included $330.6 million and $169.6 million of U.S. federal and state tax net operating loss carry forwards, respectively. The Tax Benefits expire on various dates beginning in fiscal year ending June 30, 2016 (state) and fiscal year ending June 30, 2021(federal) if not previously utilized.

The unexpired balance of our Tax Benefits can generally be used to offset taxable income or income taxes (if any). Utilization of Tax Benefits to offset taxable income can, however, be limited if there is an ownership change, as discussed below. Because the amount and timing of our future taxable income cannot be accurately predicted, we cannot predict to what extent our Tax Benefits may ultimately be used to reduce our income tax liability. Although we are unable to quantify an exact value, we believe that the Tax Benefits are a very valuable asset. The Restated Rights Plan was adopted because the Board believed it to be in the Company’s and the stockholders’ best interests to attempt to prevent the imposition of limitations on use of the Tax Benefits.

The ability to use the Tax Benefits could be significantly impaired if there were an “ownership change” of the Company as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Determining whether an ownership change has occurred and the effect of an ownership change is complex. In general, to determine whether an ownership change has occurred on a testing date, the Company must compare the percentage of shares owned by each stockholder or groups of stockholders who own or are deemed to own directly or indirectly at least 5 percent of our stock (a “5 percent shareholder”) immediately after the close of the testing date to the lowest percentage of shares owned by such 5-percent shareholder at any time during the testing period (which is generally a three-year rolling period). The amount of the increase in the percentage of Company shares owned by each 5 percent shareholder whose share ownership percentage has increased is added together with increases in share ownership of other 5 percent shareholders, and an ownership change occurs if the aggregate increase in ownership by all such 5-percent shareholders exceeds 50 percent.

If an ownership change occurs, there is an annual limit on use of Tax Benefits (the “382 Limitation”) equal to (i) the aggregate value of our outstanding equity immediately prior to the ownership change (reduced by certain capital contributions made during the immediately preceding two years and certain other items) multiplied by (ii) the federal long-term tax-exempt interest rate in effect for the month of the ownership change. In calculating the 382 Limitation, numerous special rules and limitations apply, including provisions dealing with “built-in gains and losses.” If the Company were to have taxable income in excess of the 382 Limitation following an ownership change, the Company would not be able to offset tax on the excess income with the net operating losses. Although any loss carry forwards not used as a result of any Section 382 Limitation would remain available to offset income in future years (again, subject to the Section 382 Limitation in such future years) until the net operating losses expire, an ownership change could significantly defer the utilization of the net operating loss carry forwards, accelerate payment of federal income tax and could cause some of the net operating losses to expire unused. Because the aggregate value of our outstanding stock and the federal long-term tax-exempt interest rate fluctuate, it is impossible to predict with any accuracy the Section 382 Limitation upon the amount of our taxable income that could be offset by such loss carry forwards and credits if an ownership change were to occur in the future. Such limitation could, however, be material.

The Restated Rights Plan is designed to reduce the likelihood that the Company will experience an ownership change by discouraging any person (together with such person’s affiliates and associates), without the approval of the Board, from acquiring 4.95 percent or more of the outstanding common stock, or, if any person (together with such person’s affiliates and associates) already beneficially owns in excess of 4.95 percent or more of the outstanding common stock, from acquiring more shares of common stock, other than by exercise or conversion of currently existing warrants or as a result of as a result of a redemption of shares of common stock by the Company. There is no guarantee that the Restated Rights Plan will prevent the Company from experiencing an ownership change.

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The following description of the Restated Rights Plan is qualified in its entirety by reference to the text of the Restated Rights Plan, and thus should be read together with the full text of the Restated Rights Plan, which was previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2012, as subsequently amended to extend the term thereof effective April 30, 2013 and April 30, 2014, as previously filed as Exhibit 3.03 with the Securities and Exchange Commission in Company’s Current Report on Form 8-K. We urge you to read carefully the Restated Rights Plan in its entirety, which can be located at http://investor.extremenetworks.com/stockholder-information.cfm, as the description below is only a summary.

Nature of Right:	When exercisable, each Right will initially entitle the holder to purchase one one-thousandth of a share of Preferred Stock.
Means of Distribution:	The Rights will be distributed to holders of the Company’s outstanding common stock at a dividend of one Right for each share of common stock. The Rights will also be attached to all future issuances of common stock prior to the Distribution Date (as defined below).
Exercise Price:	$150.00 per one one-thousandth of a share of Preferred Stock, which is the amount that in the judgment of the Board represents the long-term value of the common stock over the term of the Restated Rights Plan (the “Exercise Price”).
Term:	The Rights will expire upon the earlier of (i) May 31, 2016 or (ii) redemption or exchange by the Company as described in the Rights Agreement.
Redemption of Rights:	Rights are redeemable at a price of $.001 per Right, by the vote of the Board, at any time until the occurrence of a Flip-In Event (defined below).
Preferred Stock:	The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in the terms of such other series). Each share of Preferred Stock will have a preferential cumulative quarterly dividend in an amount equal to the greater of (a) $3,750 or (b) 1,000 times the dividend declared on each share of common stock. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of (a) $150,000 per share, plus accrued dividends to the date of distribution, whether or not earned or declared, or (b) an amount per share equal to 1,000 times the aggregate payment to be distributed per share of common stock. Each share of Preferred Stock will have 1,000 votes, voting together with the shares of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged for or changed into other securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of common stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Fractional shares (in integral multiples of one one-thousandth) of Preferred Stock will be issuable; however, the Company may elect to distribute depositary receipts in lieu of such fractional shares. In lieu of fractional shares other than fractions that are multiples of one one-thousandth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of common stock.
Rights in Event of Self-Dealing Transaction or Acquisition of Substantial Amount of common stock:

In the event that an Acquiring Person engages in certain self-dealing transactions or becomes a beneficial owner of 4.95 percent or more of the outstanding common stock (“Flip-In Events”), a holder of a Right thereafter has the right to purchase, upon payment of the then current Exercise Price, in lieu of one one-thousandth of a share of Preferred Stock, such number of shares of common stock having a market value at the time of the transaction equal to the Exercise Price divided by one- half the Current Market Price (as defined in the Restated Rights Plan) of the common stock. Notwithstanding the foregoing, Rights held by the Acquiring Person or any associate or affiliate thereof or certain transferees will be null and void and no longer be transferable.

Self-dealing transactions are defined to include a consolidation, merger or other combination of an Acquiring Person with the Company in which the Company is the surviving corporation, the transfer of assets to the Company in exchange for securities of the Company, the acquisition of securities of the Company (other than in a pro rata distribution to all stockholders), the sale, purchase, transfer, distribution, lease, mortgage, pledge or acquisition of assets by the Acquiring Person to, from or with the Company on other than an arm’s length basis, compensation to an Acquiring Person for services (other than for employment as a regular or part-time employee or director on a basis consistent with

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the Company’s past practice), a loan or provision of other financial assistance (except proportionately as a stockholder) to an Acquiring Person or the licensing, sale or other transfer of proprietary technology or know-how from the Company to the Acquiring Person on terms not approved by the Board or a reclassification, recapitalization or other transaction with the effect of increasing by more than 1 percent the Acquiring Person’s proportionate share of any class of securities of the Company.
Rights in Event of Business Combination:	If, following the occurrence of a Flip-In Event, the Company is acquired by any person in a merger or other business combination transaction in which the common stock is exchanged or converted or in which the Company is not the surviving corporation, or 50 percent or more of its assets or earnings power are sold to any person, each holder of a Right (other than an Acquiring Person, or affiliates or associates thereof) shall thereafter have the right to purchase, upon payment of the then current Exercise Price, such number of shares of common stock of the acquiring company having a current market value equal to the Exercise Price divided by one-half the Current Market Price of such common stock.
Exchange Option:	In the event (i) any person or group becomes an Acquiring Person or (ii) any of the types of transactions, acquisitions or other events described above as self-dealing transactions occur, and prior to the acquisition by such person or group of 50 percent or more of the outstanding shares of common stock, the Board may require all or any portion of the outstanding Rights (other than Rights owned by such Acquiring Person which have become void) to be exchanged for common stock on a pro rata basis, at an exchange ratio of one share of common stock or one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s Preferred Stock having equivalent rights, preferences and privileges) per Right (subject to adjustment).
Fractional Shares:	No fractional shares of common stock will be issued upon exercise of the Rights and, in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current market value of a share of common stock.
Adjustment:	The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of common stock is also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the Distribution Date.
Rights as Stockholder:	The Rights themselves do not entitle the holder thereof to any rights as a stockholder, including, without limitation, voting rights or the right to receive dividends.
Amendment of Rights:	Until the Rights become nonredeemable, the Company may, except with respect to the redemption price, amend the Restated Rights Plan in any manner. After the Rights become nonredeemable, the Company may amend the Restated Rights Plan to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provisions, to shorten or lengthen any time period under the Restated Rights Plan, or to change or supplement any provision in any manner the Company may deem necessary or desirable, provided that no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person or its Affiliates or associates) or cause the Rights to again be redeemable or the Restated Rights Plan to again be freely amendable.

Although none of the Restated Rights Plan, our certificate of incorporation, our bylaws or applicable law require stockholder approval or ratification of the Restated Rights Plan, our Board has decided to request the stockholders ratify, on a nonbinding advisory basis, the extension of the Restated Rights Plan to May 31, 2016. If the extension of the Restated Rights Plan is not ratified by stockholders as proposed, the Board will consider whether to terminate the Restated Rights Plan following the Annual Meeting or to permit the Restated Rights Plan to expire per its terms on May 31, 2016. Regardless, the Board may elect to extend the Restated Rights Plan or adopt a new stockholder rights plan at a future date if it determines that the adoption of a stockholder rights plan is in the stockholders’ best interests at that time.

Anti-Takeover Effects

While intended to reduce the risk of an “ownership change” within the meaning of Section 382 of the Code, and thereby preserve the current ability of the Company to utilize the Tax Benefits, the Rights could have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group who becomes an Acquiring Person on terms not approved by the Company’s Board. The Rights should not interfere with any merger or other business combination approved by the Board since the Board may exempt such merger or business combination from the Restated Rights Plan. In addition, the Rights may be redeemed by the Company at any time as described above.

Vote Required and Board of Directors Recommendation

Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE EXTENSION OF THE TERM OF THE AMENDED AND RESTATED SHAREHOLDER RIGHTS PLAN TO MAY 31, 2016.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 4, 2015, certain information with respect to the beneficial ownership of our common stock by: (i) each stockholder known by us to be the beneficial owner of more than 5 percent of our common stock, (ii) each named executive officer, (iii) each of our directors and director nominees, and (iv) all executive officers and directors as a group.

Except as otherwise indicated, the address of each beneficial owner is c/o Extreme Networks, Inc., 145 Rio Robles, San Jose, California 95134.

Name(1)	Amount of Beneficial Ownership(2)		Percent of Class(3)
Directors:
Charles Carinalli, Director	394,969		*
Randi Paikoff-Feigin, Director	52,015		*
Edward H. Kennedy, Director	197,586		*
Raj Khanna, Director	31,603		*
John H. Kispert, Director	194,086		*
John C. Shoemaker, Director	274,086		*
Maury Austin, Former Director	132,086		*
Named Executive Officers: Edward B. Meyercord III, President, Chief Executive Officer, and Director	705,086		*
Kenneth Arola, Executive Vice President, Chief Financial Officer	281,335	(4)	*
Eileen Brooker, Executive Vice President, Alliances, Strategic Accounts, and OEM	413,202	(5)	*
Robert Gault, Executive Vice President, Worldwide Sales, Services, and Channels	—		*
Norman Rice, Executive Vice President, Marketing and Corporate Development	193,390	(6)	*
All Executive Officers and Directors as a Group (17 persons)	4,100,974	(7)	4.1%

5% Owners: Arbiter Partners Capital Management LLC(8)	4,900,000		4.8%
530 Fifth Avenue, 20th Floor
New York, New York 10036
BlackRock Fund Advisors(9)	5,246,218		5.2%
400 Howard Street
San Francisco, California 94105
Hotchkis and Wiley Capital Management, LLC(10)	6,858,100		6.7%
725 South Figueroa St. 39th Floor
Los Angeles, California 90017
Paradigm Capital Management, Inc.(11)	5,250,300		5.2%
9 Elk Street
Albany, New York 12207

___________

* Less than 1 percent

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.
(2)	Under the rules of the SEC, a person is deemed to be the beneficial owner of securities that can be acquired by the person within 60 days of September 4, 2015.
(3)	Calculated on the basis of 101,332,608 shares of common stock outstanding as of September 4, 2015, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days of September 4, 2015 are deemed to be outstanding for purposes of calculating that stockholder’s percentage of beneficial ownership. These shares are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
(4)	Includes 11,166 shares issuable pursuant to options exercisable within 60 days of September 4, 2015.
(5)	Includes 178,750 shares issuable pursuant to options exercisable and 5,000 restricted shares releasable within 60 days of September 4, 2015.
(6)	Includes 4,166 shares issuable pursuant to options exercisable within 60 days of September 4, 2015.
(7)	Includes 1,536,789 shares issuable pursuant to options exercisable within 60 days of September 4, 2015.
(8)	According to a Schedule 13 F/A filed by the stockholder with the SEC on August 14, 2015.
(9)	According to a Schedule SC 13G filed by the stockholder with the SEC on February 2, 2015.
(10)	According to a Schedule 13 F-HR filed by the stockholder with the SEC on August 14, 2015.
(11)	According to a Schedule 13 Form F-HR filed by the stockholder with the SEC on August 12, 2015.
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EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Executive Summary

Performance Overview

When administering our executive compensation program for fiscal year 2015, the Compensation Committee of the Board (the “Committee”) considered a comprehensive set of factors, in keeping with the Company’s focus on long-term growth and performance. Our performance fell short of meeting the annual operating plan metrics established by the Board in fiscal year 2015. This shortfall was reflected in the compensation of our executive officers’ in a number of ways:

•	Incentive payments to executives under the Company’s semi-annual short-term cash incentive plan in fiscal year 2015 were substantially below target, with executives receiving only 25 percent of their total target annual bonus;

•	Performance-based restricted stock units vested at 0 percent of the target amount for the performance periods ending in 2015; and

•	With the limited exception of promotions, base salaries were not increased.

Compensation Best Practices

Our executive compensation program is guided by the principle that the compensation of our executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. In furtherance of this principle, the Company’s executive compensation program includes a number of features intended to reflect best practices in the market and to help ensure that the program reinforces stockholder interests. We promote a pay for performance compensation philosophy for our executive officers by creating a compensation framework that emphasizes the following features:

•	Simple compensation structure. Target compensation for our management team in 2015 consisted primarily of base salary, performance-based cash bonuses and time and performance based equity grants.

•	Management bonus plan tied to financial metrics and individual performance. The Company maintains a performance-based cash bonus plan, under which bonuses are tied to the achievement of Company performance targets established by the Compensation Committee.

•	Reasonable time based equity grants. The Company generally grants stock options and restricted stock units (“RSUs”) to its management team with service time based vesting, which encourages retention and stability in the management team and ties realizable compensation from such equity grants to stock price.

•	Performance equity awards. The Company grants performance equity awards to ensure alignment with stockholders over a multi-year period, which are earned by our executives only if the Company achieves certain defined targets over the applicable performance period.

•	No compensation guarantees. The Company does not guarantee employment, salary increases, bonuses, pension arrangements, equity grants, or deferred compensation to its management.

•	Limited perquisites. The Company does not provide any benefits/perquisites to our executive officers that are not generally available to all employees. These are comprised of a 401(k) partial contribution matching program and insurance coverage. No tax gross up payments on bonuses or other payments are provided.

•	Reasonable severance benefits. Executive officers are entitled reasonable severance benefits related to “without cause” or “for good reason” terminations. The benefits related to termination without “cause” are continuation of base salary, bonus, and COBRA payments for limited time periods. In addition, the Company’s executives are participants under the Company’s Executive Change in Control Plan (the “CiC Plan”), which provides reasonable severance benefits related to a termination in connection with a change-in-control transaction, which include continuation of base salary, bonus, and COBRA payments for limited time periods as well as acceleration of certain equity.

•	Mitigated compensation-related risk. The Company has adopted policies, including an insider trading policy, all of which are subject to independent Compensation Committee oversight, to mitigate compensation-related risk.

•	No hedging transactions, speculative transactions or pledging of securities. In accordance with our insider trading policy, certain employees deemed to be insiders in accordance with the policy, including all executive officers and directors, are prohibited from engaging in any speculative transactions in Company securities, including engaging in short sales, engaging in transactions with respect to put options, call options or other derivative securities, or engaging in any other forms of hedging transactions. In addition, no deemed insider may hold Extreme Networks securities in a margin account, or pledge Extreme Networks securities as collateral for a loan.

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•	Recoupment policy. The Company has adopted a recoupment policy, sometimes called a “clawback” policy, which under certain circumstances allows us to recover incentive based compensation paid to any current or former executive officer.

Compensation Philosophy and Objectives

Our guiding compensation principle is to align executive compensation with the creation of stockholder value and the achievement of the Company’s strategic objectives and financial performance. To achieve this principle we seek to provide a competitive total compensation package that allows us to attract high quality candidates for senior leadership positions, to retain these employees and to establish a total compensation program which motivates and rewards individual and team performance in alignment with our long-term business strategies and objectives. Our compensation program is designed to motivate individual and team accountability for our absolute and relative competitive performance. We also align the interests of management and our stockholders by providing variable compensation to our executives that is directly linked to the performance of the Company and stockholder return. We believe it is in our stockholders’ interests to attract, motivate and retain highly qualified individuals in critical positions by providing competitive compensation opportunities. We establish market competitive target levels of total compensation, focusing on both current pay and the opportunity for long term and future compensation. Annual compensation for a given executive is determined with reference to competitive market data, as well as the individual’s experience, knowledge, skills, education, performance and importance to our business.

2014 “Say on Pay” Advisory Vote on Executive Compensation

The Company provided stockholders with an advisory vote on executive compensation for the fourth time at the 2014 Annual Meeting. During that meeting, approximately 92 percent of the votes cast in the “say on pay” advisory vote, including abstentions, were “FOR” approval of our executive compensation. The Committee took the results of our 2014 advisory vote on executive compensation into consideration in determining whether modifications to our executive compensation programs were necessary. The Committee viewed this level of stockholder support as a vote of confidence in our compensation policies and that material changes were not required.

Compensation Process

Our Compensation Committee, in consultation with the Board and the Company’s human resources group, designs, establishes and oversees the Company’s compensation programs and compensation philosophy. The Committee establishes all elements of compensation paid to the Chief Executive Officer and reviews and approves all elements of compensation paid to the named executive officers and our senior officers. Throughout the year, the Chair of our Compensation Committee meets with our Executive Vice President and Chief Human Resources Officer to monitor issues relating to executive compensation. At the end of the fiscal year, our Chief Executive Officer conducts a qualitative and quantitative assessment of each executive officer’s performance for the past fiscal year based upon the officer’s individual and team business goals and objectives. As set forth in additional detail below, the Committee, our Chief Executive Officer and our Executive Vice President and Chief Human Resources Officer also review:

•	the competitive benchmarking assessments of similarly situated executives in comparable companies in our industry;

•	our competitive position relative to comparable companies in our industry; and

•	the total compensation budget for the Company.

Our Chief Executive Officer then makes specific recommendations to the Compensation Committee for any changes to base salary, target bonus opportunities, other cash incentives and equity awards, if appropriate. The Compensation Committee considers these proposals, makes any adjustments and provides final approvals required in executing its duties. In addition, the Compensation Committee similarly assesses the performance of our Chief Executive Officer, based on the achievement of the approved financial goals, performance metrics, and strategic objectives identified to improve our operating performance. Our Chief Executive Officer is not present at the time the Compensation Committee reviews his performance and discusses his compensation.

Compensation Consultant

In connection with our desire to make sure our executive compensation is market-based, to more closely tie future compensation to performance and to further align executive compensation with stockholder value, the Compensation Committee engaged Compensia, Inc., an independent compensation consultant with expertise in the technology sector, to assist it in the performance of its duties and to advise it with respect to compensation matters for fiscal 2015 and beyond. The Committee routinely assigned Compensia projects designed to ensure that our executive compensation programs are reflective of companies in our peer group. Additionally, the Company’s human resources group supported the work of Compensia and the Committee. In its role as independent compensation consultant, at the request of the Committee, Compensia participated in Committee meetings and provided compensation advice to the Committee. In 2015, Compensia provided advice and recommendations to the Committee on:

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•	competitiveness of executive officer compensation levels;

•	revisions and additions to the Company’s peer group, goal metrics and bonus design, and compensation mix between cash and equity;

•	developments in high technology compensation programs, employment contracts, legislation and regulation affecting executive compensation; and

•	the impact of the global economy on executive compensation and director compensation.

Compensia also provides the Compensation Committee with guidance on the Company’s equity plans, and, at the direction of the Committee, also periodically provides guidance to the Chief Executive Officer and the Executive Vice President and Chief Human Resources Officer on compensation issues. Although the Company pays Compensia’s fees for its engagement by the Compensation Committee, the Committee has sole discretion with respect to Compensia’s continued engagement and assignments.

Peer Group Selection and Benchmarking

The Committee looks at a variety of factors when setting pay including the market data, the executive’s experience, the scope of the executive’s role relative to the roles in the comparable data, the executive’s performance and the Company’s performance. Within this framework, the Committee generally seeks to ensure total compensation of our executives, including our named executive officers, is competitive with similarly-situated executives in comparable companies in our industry or at companies with whom we may compete in our hiring and retention of executives. However, the Committee does not “target” or “benchmark” compensation at any particular competitive level.

For the Compensation Committee’s deliberations regarding our fiscal 2015 executive compensation, the Compensation Committee, in consultation with Compensia, reviewed publicly disclosed market compensation data for our peer group to assist with setting compensation for our Chief Executive Office, Chief Financial Officer and select other top executives. As there is no public disclosure of specific compensation information for non-executives or for executive positions which are not generally disclosed in public filings, survey data is used to assist with setting compensation for these positions.

In October 2014, following consultation with Compensia, we updated our peer group, which currently is as follows:

ADTRAN	Infinera	Ruckus Wireless
Aruba Networks	InterDigital	Silicon Graphics
Black Box	Ixia	ShoreTel
Calix	Netgear	Super Micro Computer
Emulex	QLogic Corporation	TESSCO Technologies
Finisar	Riverbed	Ubiquiti Networks
Harmonic

The peer group is comprised of computer networking and communication equipment companies and other high-tech companies with $300 million to $1.5 billion in revenue and market capitalizations of $230 million to $2.9 billion at the time selected for inclusion in the peer group. The peer group assessment examined a range of pay levels including the 25th, 50th and 75th percentile of the applicable benchmark group to reflect a range of pay to be considered when determining individual pay elements.

Compensation Program Elements

The main elements of our compensation program and their respective purposes are as follows:

Element	Purpose
Base salary	Attract and retain talented employees. Serve as the primary element of fixed compensation.
Annual short term cash incentives	Encourage and reward individual and overall company performance relative to our current plans and objectives, particularly in the short term.
Annual time and performance-based long-term equity incentives	Promote the achievement longer-term financial and strategic objectives. Encourage employee retention. Align the interests of executives and stockholders.
Change in control and severance benefits	Retain executives during the pendency of a proposed change in control transaction. Avoid adverse impacts to the morale of executives and of uncertainty regarding continued employment. Align the interests of executives and stockholders in the event of a change in control. Assist with the recruitment of executives and other key employees.
Benefit plans	Attract and retain talented employees. Provide assurance of financial support in the event of illness or injury. Encourage retirement savings. Encourage additional equity ownership by employees.

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The Compensation Committee does not have a set formula for determining the mix of pay elements for executive officers. Other than certain changes in control and severance benefits, our executives generally receive only compensation elements that are provided to all employees.

2015 Compensation Decisions

For the fiscal year ended June 30, 2015, our named executive officers and their respective titles were as follows:

Name	Title
Edward B. Meyercord III	President, Chief Executive Officer, and Director
Kenneth Arola	Executive Vice President and Chief Financial Officer
Eileen Brooker	Executive Vice President Alliances, Strategic Accounts and OEM
Robert Gault	Executive Vice President, Worldwide Sales, Services and Channels
Norman Rice	Executive Vice President Marketing and Corporate Development
Charles Berger(1)	Former President, Chief Executive Officer, and Director
Jeffrey White(2)	Former Executive Vice President and Chief Revenue Officer
Edward Carney(3)	Former Executive Vice President, Products and Customer Success

___________

(1)	Mr. Berger’s employment with the Company ceased effective April 19, 2015.
(2)	Mr. White’s employment with the Company ceased effective April 6, 2015.
(3)	Mr. Carney’s employment with the Company ceased effective April 23, 2015.

Base Salaries

At the beginning of the fiscal year, the Compensation Committee, together with our Chief Executive Officer, reviewed the base salaries for our continuing executive officers for the fiscal year ending June 30, 2015, though the Chief Executive Officer did not participate in discussions pertaining to his base salary. The Compensation Committee decided at that time not to make any adjustments to the base salaries of any of our named executive officers for fiscal 2015.  In connection with the reorganization of our executive leadership team following the April 2015 appointment of Mr. Meyercord and the departure of Mr. Berger, several executives, including Ms. Brooker and Mr. Gault, were promoted to executive level positions. In connection with their promotions, the Committee increased the salary of each of Ms. Brooker and Mr. Gault to more closely reflect peer group data based on their new titles and responsibilities.

Mr. Meyercord, Mr. Arola, Mr. Gault and Mr. White were hired in April 2015, June 2014, December 2014 and August 2014, respectively.

The base salaries for the named executives for fiscal 2015, reflecting the April 2015 increases as applicable, were as follows:

Named Executive Officer	FY 2015 Base Salary		FY 2014 Base Salary	Percentage Increase
Edward B. Meyercord III	$600,000		—	n/a
Kenneth Arola	$370,000		$370,000	0%
Eileen Brooker	$275,000	(1)	$250,000	10%
Robert Gault	$345,000	(2)	—	n/a
Norman Rice	$300,000		$300,000	0%
Charles Berger	$600,000		$600,000	0%
Jeffrey White	$450,000		—	n/a
Edward Carney	$400,000		$400,000	0%

___________

(1)	Represents a 10 percent increase from Ms. Brooker’s salary of $250,000 due to a promotion in April 2015.
(2)	Represents a 30 percent increase from Mr. Gault’s salary of $265,000 at the time he was hired due to a promotion in April 2015.

For additional information regarding the Compensation Committee’s decisions with respect to named executive officer base salaries, including a summary of any applicable separation arrangements, see the discussion below under the heading “Summary of Employment and Other Agreements.”

Annual Short-Term Cash Incentives

Our Compensation Committee establishes a cash incentive plan each year, designed to reward individual and overall Company performance relative to our current plans and objectives, particularly in the short term. We utilize a single cash incentive program for all of our employees globally, including all executive officers. The structure and elements of the plan are reviewed and modified annually based upon expectations for our business based on our Board-approved operating plan. In August 2015, the Compensation Committee approved the terms of our Fiscal Year 2015 Incentive Compensation Plan (the “2015 Incentive Plan”).

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The 2015 Incentive Plan was a 100 percent cash bonus program that provided payouts for semi-annual periods which were to be funded and earned based on the achievement of pre-established corporate and individual objectives. The component mix between corporate and individual achievements for the 2015 Incentive Plan ranged from 80%/20% for the Chief Executive Officer and his direct reports to 50%/50% for individual contributors. Each of our named executive officers who participated in the 2015 Incentive Plan had an 80%/20% mix between corporate and individual components.

All Company employees, with limited exception, including our named executive officers, who were not on a commission plan were eligible for the 2015 Incentive Plan. In order to participate in the 2015 Incentive Plan, participants must have been employed by us for a minimum of one full fiscal quarter and must have been employed by us, or one of our subsidiaries, on the last day of the performance period for which any awards under the 2015 Incentive Plan were earned.

Under the terms of the 2015 Incentive Plan, the Compensation Committee established bonus targets for our named executive officers and set the targets for officers hired or promoted during the course of the year. The individual target bonus amounts as a percentage of base salary for each the eligible named executive officers are noted below:

Name(1)(2)	2015 Incentive Plan Target as % of Base Salary
Kenneth Arola	70%
Norman Rice	50%
Charles Berger	120%
Jeffrey White	100%
Edward Carney	50%

___________

(1)	Mr. Meyercord was not employed for a minimum of a full quarter during the fiscal year and was therefore not eligible to participate in the 2015 Incentive Plan. In fiscal year 2016, Mr. Meyercord will have an individual target bonus of 120 percent of his base salary.
(2)	Ms. Brooker and Mr. Gault were on individual sales commission plans for fiscal 2015 and were not eligible to participate in the 2015 Incentive Plan.

The maximum payout a participant was eligible to receive was to be calculated based upon 150 percent of the participant’s target bonus. Based upon achievement of the corporate performance goals, the target award opportunity was 50 percent for meeting each of the semi-annual targets. Employees and executives were eligible for payments on a semi-annual basis.

The Compensation Committee does not adhere to a strict formula in determining performance goals. Instead, the Committee employs a flexible approach that enables it to choose performance metrics that are specifically designed to allow the company to adjust to evolving market conditions. For 2015, the Compensation Committee adopted performance goals based on achievement of operating income and revenue, weighted 60 percent operating income and 40 percent revenue once the operating income metric was achieved at a minimum of 85 percent. The 2015 Incentive Plan was structured to payout at the 100 percent level if the Company achieved a cumulative $65.5 million in operating income and $640 million in revenue over the course of the year based on the 2015 Annual Operating Plan (“AOP”), subject to adjustment downward and upward based on actual performance. The operating metrics were broken down into two discrete goals for the first half and the second half of fiscal 2015.

As originally approved, no awards would be earned until the semi-annual operating income goals were reached at a minimum 85 percent level, at which point bonuses would be paid at 50 percent of target for the operating income component. For operating income target performance exceeding 100 percent, both operating income and revenue components would be paid at 100 percent up to 150 percent for performance exceeding the operating income target. If the operating income target was met at less than 100 percent, the revenue component must have also been met at a minimum of 85 percent of target for the revenue component to be funded.

During the year, with a goal of improving employee retention in connection with poor performance against our AOP and executive turnover later in the fiscal year, the Committee approved, for positions below the vice president level, the bifurcation of each participant’s corporate and individual objectives, to allow for payment of up to 25 percent of each participant’s individual bonus component based upon achievements of their individual goals. For vice presidents and above, based on the Company’s performance over the first half of fiscal 2015 the departures of Mr. Berger and Mr. White, and the restructuring plan instituted following Mr. Meyercord’s appointment as Chief Executive Officer, the Committee adopted an additional performance metric based on the establishment of a restructuring plan which would result in operating expense savings of not less than $40 million on a going forward basis.  Full achievement of this metric by the end of fiscal 2015 would result in plan participants at the vice president level and above, other than the Chief Executive Officer, receiving 25 percent of their annual target bonus. As a result of these changes and achievement of the additional performance metric, Mr. Arola and Mr. Rice each received a bonus for fiscal 2015 equal to 25 percent of their target bonuses based on achievement of the revised objectives.

Ms. Brooker and Mr. Gault did not participate in the 2015 Incentive Plan, but instead participated in separate sales commission plans. Ms. Brooker was originally given an incentive target of 80 percent of her base salary, or $200,000, later increased in connection with her April 2015 promotion to 100 percent of her base salary, or $275,000, in each case based on revenue attainment, product

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shipment targets and service billings. Mr. Gault had a target commission of 100 percent of his base salary, which was increased from $265,000 to $345,000 in connection with his April 2015 promotion.

In addition to participation in the 2015 Incentive Plan, Mr. Rice’s offer letter entitles him to a 2 percent special commission on all stadium and entertainment venue specific net revenues closed by Mr. Rice during fiscal 2015.

Long-Term Equity Incentive Compensation

We grant equity awards under the Company’s equity incentive plans to our executive officers in order to promote the achievement of longer-term financial and strategic objectives, to encourage employee retention and to align the interests of our officers and of our stockholders. Under our 2013 Equity Incentive Plan (the “2013 Plan”), we may grant stock options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”), performance shares, performance units, and other share-based or cash-based awards to employees and consultants. The 2013 Plan also authorizes the grant of awards of stock options, stock appreciation rights, or SARs, restricted stock, and RSUs to non-employee members of our Board and deferred compensation awards to officers, directors and certain management or highly compensated employees. The 2013 Plan replaced the 2005 Equity Incentive Plan. To further align the interests of our executive officers with those of our stockholders, we grant performance awards which vest over multiple years and which will only be earned by our executives if the Company achieves certain defined targets over the applicable performance period.

New Hire Grants; Promotional Grants

Generally, we grant equity awards to our new employees, including our named executive officers, in connection with the start of their employment in order to induce them to join us and to tie their long term compensation to future increases in our stock price. We occasionally grant additional equity awards in connection with the promotion of employees as a reward for outstanding past performance and to provide incentives resulting from future stock gains. New-hire stock options granted to named executive officers generally vest as follows: one-fourth vests one year after the officer’s employment start date or grant date of the promotional grants, and the remaining shares vest monthly over the following three years at a rate of 1/48th of the entire award each month, subject to the officer’s continued employment with us. New hire and promotional RSU grants generally vest in three annual installments, subject to continued service to the Company. However, our Board or the Compensation Committee has approved certain exceptions to vesting schedules for new hire and promotional equity awards in the past. For example, see “Change in Control and Severance Agreements,” below. The aggregate amounts of the new-hire or promotional grants to named executive officer are negotiated with the named executive officer.

The following table sets forth information on new-hire or promotional grants to named executive officers in fiscal 2015:

Executive	Equity Award Grant Date	Number of Shares Subject to Stock Option Grant		Number of Shares Subject to RSU Grant
Edward B. Meyercord III	May 8, 2015	900,000	(1)	450,000
Robert Gault	May 8, 2015	100,000		80,000
Kenneth Arola	August 18, 2014	268,000		117,000
Jeffrey White	October 30, 2014	300,000		375,000	(2)

___________

(1)	To more closely tie his compensation to Company performance and to stockholder return, the option grant awarded to Mr. Meyercord in connection with his appointment as President and Chief Executive Officer is subject to performance vesting based on achievement of stock price targets as discussed in detail below under the heading “Summary of Employment and Other Agreements.”
(2)	Includes 275,000 PSUs that were to vest upon achievement of certain revenue targets, none of which were achieved prior to Mr. White’s departure.

Annual Grants

We have typically granted our executive officers additional stock option, RSU and/or performance grants on an annual basis, with the goal of more closely aligning the interests of management and our stockholders by providing continued incentives to our officers in order to retain strong executives and improve corporate performance. In addition to annual grants, the Compensation Committee has discretion to grant awards outside the annual grant process for retention purposes. Only executives with positive performance rankings are eligible for annual grants. Annual stock options granted to named executive officers generally vest one-fourth after one year from the date of grant and at a rate of 1/48th of the entire grant each month for 36 months thereafter, subject to the officer’s continued employment with us. Annual RSU grants generally vest over a two or three year period, with equal installments vesting on the anniversary date of each grant, subject to the officer’s continued employment with us. Performance awards will vest upon achievement of specific performance metrics over a defined performance period, each as selected by the Compensation Committee. However, our Board and/or the Compensation Committee has approved certain exceptions to vesting schedules in the past.

In fiscal 2015, the Committee approved the use of performance-based RSUs, also known as market stock units (“MSUs”), for executive officers. The Committee believes MSUs provide a more accurate measurement of our relative performance and support our pay-for-performance philosophy. When granting MSUs, the Committee assigns a target award for each grant. MSUs generally vest over three years, and the number of shares actually earned on each vesting date is determined by comparing our total stockholder return (“TSR”) for the relevant performance period, typically three years (the “Performance Period”), against the TSR of the component companies of the NASDAQ Composite Index (the “Index”) on a scale from 0 percent to 150 percent.

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The performance calculation to determine the number of MSUs to be awarded is based on the percentage increase or decrease in (i) the average adjusted closing price per share of our common stock for the last sixty market trading days prior to the commencement of a Performance Period over (ii) the average adjusted closing price of our common stock for the last sixty market trading days prior to each of three annual vesting dates post-grant (the “Company’s Performance”) as compared to the percentage increase or decrease in the adjusted value of the Index over the same periods (the “Index Performance”), with 100 percent of the target shares awarded for equal Company Performance versus Index Performance for any Performance Period and a linear 2-to-1 scaling above target and 3-to-1 scaling below target. i.e., the number of shares earned will increase by 2 percent of target for each 1 percent of positive Company Performance as compared to Index Performance, capped at 150 percent, and will decrease by 3 percent for each 1 percent of negative Company Performance as compared to Index Performance. On the third year vesting date, up to the maximum 150 percent of the total target number of target shares can be earned, offset by any target shares earned based on results during the previously completed 1- and 2-year performance periods. Award recipients will not be required to forfeit shares if 3-year performance results in a number of shares earned for the full award that is less than the number already delivered after 1 and 2 years. The calculated MSUs will vest in full on the day the Committee certifies the results for the relevant performance period. The RSUs issued upon vesting of the MSUs will be subject to service based vesting.

During the fiscal year, the Compensation Committee evaluated the performance of each of our named executive officers and, decided to grant stock options, RSUs and/or performance grants to certain of our executive officers. The following table sets forth information on annual grants to named executive officers in fiscal 2015:

Executive	Equity Award Grant Date	Number of Shares Subject to RSU Grant	Number of Shares Subject to MSU Grant
Kenneth Arola	May 8, 2015	24,010
	February 2, 2015		36,015

Norman Rice	May 8, 2015	8,900
	February 2, 2015		13,350

Eileen Brooker	May 8, 2015	20,000

Charles Berger	January 30, 2015	70,000
	February 2, 2015		165,050

Jeffrey White	February 2, 2015		23,535

Edward Carney	January 30, 2015	20,000
	February 2, 2015		24,840

For fiscal 2015, our process with regard to grants of equity compensation awards to Board members, officers, and non-officer employees was as follows:

•	The general practice for equity awards was to make grants once per quarter, during open trading windows only, on the second trading day following the public announcement of quarterly financial results, pursuant to a list to be circulated to the appropriate granting authority prior to the proposed approval date.

•	All grants were approved by the Compensation Committee.
•	Our Board and management continued to monitor processes and policies recommended by the Securities and Exchange Commission (the “SEC”), self-regulatory authorities and outside advisors.
•	All Board and Compensation Committee minutes were circulated to the directors as soon as reasonably practicable (generally, within two weeks of meeting). Internal or external counsel attended all Board and Compensation Committee meetings, and were present when stock was granted.
•	Management instituted a mechanism for monitoring compliance with and reporting to our Board on our policies and procedures relating to equity grants.

In addition, we monitor the number of shares that we are utilizing for all of our equity compensation programs, including new hire grants, promotional grants and annual grants, in order to prudently manage stock option expense and potential dilution of stockholder ownership. The Compensation Committee, in consultation with our compensation consultant approved a target gross equity pool that could be used for all grants issued to new hires, promotion grants and merit grants, and to reflect industry practices for managing the overall stock option burn rate.

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Change in Control and Severance Agreements

Each of our named executive officers is employed at-will. However, from time to time, we implement plans or enter into agreements that would provide benefits payable to certain employees, including named executive officers, in connection with the termination of employment, a change in control or other situations. These benefits assist us in our recruiting efforts and, without these benefits, officers may be tempted to leave us prior to the closing of the change in control, especially if they do not wish to remain with or believe they will not be retained by the entity after the transaction closes, and any departures could jeopardize the consummation of the transaction or our interests if the transaction does not close. The Compensation Committee believes that these benefits therefore serve to enhance stockholder value, and align the officers’ interest with those of our stockholders.

Our agreements with named executive officers are described under “Summary of Employment and Other Agreements” below. The potential payments that each of named executive officer would have received if a change in control or termination of employment had occurred on June 30, 2015, are set forth under “Potential Payments Upon Termination or Change in Control” below.

Other Benefits

We provide other customary benefits that are comprehensive and apply uniformly to all of our employees, including our named executive officers. Our employee benefits program includes medical, dental, prescription drug, flexible spending contribution plans, vision care, disability insurance, life insurance benefits, business travel insurance, 401(k) savings plan with employer match, educational assistance, employee assistance program and holidays. We do not include a fixed vacation allowance for named executive officers, as they typically travel extensively and are requested to be available to us even while vacationing. We do not provide a defined benefit retirement pension plan, supplemental life insurance or the use of company vehicles to our named executive officers.

In January 1999, our Board adopted our 1999 Employee Stock Purchase Plan, or the Purchase Plan. In December 2005, our stockholders approved an amendment to the Purchase Plan to increase the maximum number of shares of common stock that may be issued under the plan by 5,000,000 to a total of 12,000,000 shares. In 2014, the Board adopted the 2014 Employee Stock purchase plan (the “2014 Plan”), which plan superseded the 1999 Employee Stock Purchase Plan and authorized 12,000,000 shares to be issued under the 2014 Plan. The 2014 Plan permits eligible employees, including our named executive officers, to acquire shares of our common stock through periodic payroll deductions of up to 15 percent of total compensation. The 2014 Plan limits participants’ Purchase Right to meet Section 423 of the Internal Revenue Code, which currently limits the purchases of the Company’s common stock under any and all employee stock purchase plans to an aggregate of $25,000 in Fair Market Value per calendar year. The price at which the common stock may be purchased is 85 percent of the lesser of the fair market value of our common stock on the first day of the applicable offering period or on the last day of the respective purchase period.

Tax Considerations

The Compensation Committee has considered the provisions of Section 162(m) of the Internal Revenue Code (the “Code”), and related Treasury Department regulations, which restrict deductibility of executive compensation paid to our named executive officers holding office at the end of any year to the extent this compensation exceeds $1,000,000 for any of these officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under our stockholder-approved stock option plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are “outside directors” (as defined by Section 162(m)) and have an exercise price no less than the fair market value of the shares on the date of grant. We expect that the Compensation Committee will continue to be comprised solely of outside directors, and that any options granted to our executive officers will be approved by the Compensation Committee. The other components of our executive compensation program may not qualify for exemptions from Section 162(m). In the future, the Compensation Committee expects to continue evaluating the advisability of qualifying our executive compensation for deductibility. The Compensation Committee’s policy is to qualify its executive compensation for deductibility under applicable tax laws where reasonably practicable and consistent with the Company’s compensation goals and objectives.

Compensation Risk Evaluation

At the direction of our Compensation Committee management reviews and reports to the Compensation Committee on its assessment regarding elements of our compensation program that could pose a risk to the Company. Management reported to the Compensation Committee its determination that the Company’s executive compensation program does not encourage excessive risk or unnecessary risk taking due to factors such as our programs are composed of fixed and variable pay components, the balance of short-term and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels and generally applicable internal controls, including financial, operational and compliance policies and practices.

Stock Ownership, Hedging and Pledging

We maintain a policy that each director on the Company’s Board should own a minimum of the lessor of: 40,000 shares or three times (3x) the Company’s annual Board service retainer (currently $150,000) in full value share equivalents. Each director shall have 5 years from their respective date of appointment to attain that ownership level. Shares held which were either acquired on the open market or purchased on exercise of options, and vested shares of restricted stock are counted towards this ownership guidelines. We have not established any equity or security ownership requirements for our executive officers. This policy is reviewed annually as part of the regular review of our compensation plans. Under our insider trading policy, we prohibit certain employees deemed to be insiders under the policy, including all executive officers and directors from hedging the economic risk of ownership of our stock. In addition, employees and directors may not hold Extreme Networks securities in a margin account, or pledge Extreme Networks securities as collateral.

Recoupment Policy

The Compensation Committee has adopted the Extreme Networks, Inc. Recoupment Policy that applies to all of our current and former executive officers within the meaning of the Securities Exchange Act. Under this policy, in the event of a restatement of financial results (other than a voluntary restatement due to a change in applicable accounting rules or interpretations) due to the material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws due to fraud during the one-year period following the date of the first public issuance or filing with the SEC (whichever first occurs), the Compensation Committee will have the right to use reasonable efforts to recover any incentive-based compensation in excess of the amount of such incentive based compensation that would have been earned and paid to the executive officer under the restated financial results.

The Compensation Committee will have the discretion to determine the manner in which a clawback or recovery of excess incentive based compensation will be effected, for example, by reducing the future payment of excess incentive based compensation earned on the basis of an erroneous financial measure but not yet paid or by reducing payment of other future compensation to offset excess incentive-based compensation previously paid. The Compensation Committee will amend the policy, as necessary, to comply with the final SEC rules regarding the recoupment policies of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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Summary Compensation Table

The following table sets forth information for fiscal 2015 concerning the compensation of our named executive officers:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus(9) ($)	Stock Awards(10) ($)	Option Awards ($)(10)	Other Equity and Non-Equity Incentive Plan Compensation(11) ($)	All Other Compensation(12) ($)	Total ($)
Edward B. Meyercord III(1)	2015	120,768	125,000	1,129,500	719,867	—	3,819	2,098,954
President, Chief Executive Officer and Director

Kenneth Arola(2)	2015	370,000	—	768,636	673,618	64,750	18,450	1,895,454
Executive Vice President and Chief Financial Officer	2014	30,834	—	—	—	—	—	30,834

Norman Rice(3)	2015	300,000	—	58,963	—	338,092	20,380	717,435
Executive Vice President Marketing and Corporate Development

Eileen Brooker(4)	2015	254,167	—	50,200	—	274,704	17,445	596,516
Executive Vice President Alliances, Strategic Accounts and OEM

Robert Gault(5)	2015	160,048	50,000	200,800	102,620	158,245	10,831	682,544
Executive Vice President Sales, Service and Channels

Charles Berger(6)	2015	479,615	—	658,588	—	—	623,660	1,761,863
Former President, Chief Executive Officer and Director	2014	525,000	—	1,587,600	—	360,691	11,200	2,484,491
	2013	91,025	125,000		2,846,459		11,845	3,074,329

Jeffrey White(7)	2015	250,673	100,000	1,388,314	508,380	158,460	462,775	2,868,602
Former Executive Vice President and Chief Revenue Officer

Edward Carney(8)	2015	325,897	—	126,944		—	417,205	870,046
Former Executive Vice President, Products and Customer Success	2014	371,282	—	462,700	102,620	121,450	8,615	1,066,667

___________

(1)	Mr. Meyercord was appointed President and Chief Executive Officer on April 19, 2015. All other compensation for Mr. Meyercord is comprised of $3,819 for contribution to group term life insurance and other employee sponsored benefits. These amounts do not include any compensation awarded to Mr. Meyercord as an independent director of the Company.
(2)	All Other Compensation for Mr. Arola consisted of $3,496 in matching 401K contributions by the Company and $14,954 for contributions to group term life insurance and other employee sponsored benefits.
(3)	All Other Compensation for Mr. Rice consisted of $3,180 in matching 401K contributions by the Company and $17,200 for contributions to group term life insurance and other employee sponsored benefits.
(4)	All Other Compensation for Ms. Brooker consisted of $3,130 for 401k contributions by the Company, $13,642 for contributions to group term life insurance and other employee sponsored benefits, and $673 in commissions earned in a prior period.
(5)	All Other Compensation for Mr. Gault consisted of $2,011in matching 410K contributions by the Company and $8,820 for contributions to group term life insurance and other employee sponsored benefits.
(6)	All Other Compensation for Mr. Berger in 2015 is comprised of $1,572 for 401K contributions by the company, $22,088 for contribution to group term life insurance and other employee sponsored benefits, and a $600,000 severance payment as Mr. Berger’s employment with the Company was ceased effective April 19, 2015.
(7)	All Other Compensation for Mr. White is comprised of $12,775 for contributions to group term life insurance and other employee sponsored benefits and a severance payment of $450,000 as Mr. White’s employment with the Company ceased April 6, 2015.
(8)	All Other Compensation for Mr. Carney in 2015 is comprised of $17,205 for contribution to group term life insurance and other sponsored benefits and a severance payment of $400,000 as Mr. Carney’s employment with the Company ceased April 23, 2015.

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(9)	Bonus amounts represent discretionary sign on bonuses. Performance-based bonuses are generally paid under our incentive and sales commission plans and represented as Non-Equity Incentive Plan Compensation.
(10)	Represents the aggregate grant date fair value computed in accordance with Accounting Standards Codification, or ASC, Topic 718, and do not reflect whether our named executive officers actually realized a financial benefit from the award. For information on the assumptions used to calculate the value of the awards, refer to Note 7 to our consolidated financial statements in our Form 10-K for the fiscal year ended June 30, 2015. In accordance with SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(11)	Represents awards under our incentive plans, including sales commission plans.
(12)	Except where noted above regarding severance payments, this represents employer contributions to group term life insurance, employer sponsored health benefits, 401(k) employer matches and other miscellaneous items.

Summary of Employment and Other Agreements

The following is a description of employment and other agreements between us and our named executive officers.

President and Chief Executive Officer

In April 2015, we entered into an offer letter of employment with Mr. Meyercord for service as our President and Chief Executive Officer. Pursuant to the offer letter of employment, Mr. Meyercord is to receive an annual salary of $600,000, less applicable taxes and withholdings, and is eligible to participate in our standard employee benefits plans, including our annual incentive plan with a target of 120 percent of his annual base salary. Mr. Meyercord was granted 450,000 shares of restricted stock units (the “New Hire RSUs”), which commenced vesting on April 19, 2015. One-fourth of the New Hire RSUs will vest annually over four years provided that he is still employed with the Company at that time. Mr. Meyercord was also granted an option to acquire 900,000 shares of our common stock (the “Performance Option Shares”) with an exercise price equal to the closing price of our common stock on the grant date. Subject to Mr. Meyercord’s continued employment, the performance earning levels for these shares is as follows:

(i)	one-third of the Performance Option shares will be earned, if at all, once the Company’s common stock has traded publicly after his hire date, for at least 30 consecutive trading days at a target closing price per share as reported on the NASDAQ Global Select Market of at least $3.50;

(ii)	an additional one-third of the Performance Option shares will be earned, if at all, once the Company’s common stock has traded publicly after the hire date for at least 30 consecutive trading days at a target closing price per share as reported on the NASDAQ Global Select Market of at least $4.50; and

(iii)	all shares subject to the Performance Option will be earned, if at all, upon the Company’s common stock trading publicly after the hire date for at least 30 consecutive trading days at a target closing price per share as reported on the NASDAQ Global Select Market of at least $5.50

Once performance earned, the shares would vest over a two-year period at a rate of 1/24th per month. The vesting of the shares subject to this Performance Option may be accelerated upon a change in control, pursuant to the terms and conditions described below under the Executive Change in Control Plan (the “CiC Plan”). Mr. Meyercord was also entitled to a sign-on bonus in the amount of $125,000, less applicable taxes and withholdings, which was paid in a lump sum in August 2015, when other Company employee bonuses were paid.

In addition, pursuant to the terms of Mr. Meyercord’s offer letter, Mr. Meyercord would be entitled to receive certain benefits in the event of a termination other than for cause. In the event of his termination other than for cause and not in connection with a change in control of the Company, Mr. Meyercord would be entitled to receive 12 months of his base salary, less applicable taxes and withholdings, the pro-rata portion of his then current on-target annual bonus provided that Board-approved Company performance targets were achieved in the quarter immediately preceding his termination, acceleration of 12 months of vesting of outstanding equity awards, and the continuation of medical benefits for 12 months, as described in his offer letter agreement.

In addition, as Chief Executive Officer, Mr. Meyercord is a participant under the Company’s CiC Plan. In the event of a change in control of the Company, as defined in the CiC Plan, Mr. Meyercord would be entitled to acceleration of 18 months of vesting of his outstanding equity awards if his equity awards were not assumed or otherwise continued by an acquirer.

Furthermore, in the event of his termination in connection with a change in control of the Company, as defined in the CiC Plan, Mr. Meyercord would be entitled to a lump sum payment equal to: (i) 18 months of his base salary, less applicable taxes and withholdings, and (ii) 150 percent of his then current on-target annual bonus; and he would receive 100 percent acceleration of the vesting of outstanding equity awards, and the continuation of medical benefits for 18 months, as described in the CiC Plan.

Refer to the table for a calculation of potential payments upon termination other than for cause or change in control under the heading Potential Payments upon Termination other than for Cause or Change in Control.

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Executive Vice President and Chief Financial Officer

In May 2014, we entered into an offer letter of employment with Mr. Arola for service effective June 2, 2014, as our Senior Vice President and Chief Financial Officer. Pursuant to the terms of the offer letter of employment, Mr. Arola is to receive an annual salary of $370,000, less applicable taxes and withholdings and is eligible to participate in our standard employee benefits plans, including our annual incentive plan with a target of 70 percent of his annual base salary. In addition, Mr. Arola was granted an option to acquire 268,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the grant date. One-fourth of these shares vest one year after the commencement of Mr. Arola’s employment with us, and the remaining shares vest monthly over the following three years at a rate of 1/48th each month, subject to Mr. Arola’s continued employment with us. Mr. Arola was also granted 117,000 shares of restricted stock units that vest anually in three equal installments, subject to his continued employment with us.

In addition, pursuant to the terms of Mr. Arola’s offer letter, Mr. Arola would be entitled to receive certain benefits in the event of a termination other than for cause. In the event of his termination other than for cause and not in connection with a change in control of the Company, Mr. Arola would be entitled to receive 12 months of his base salary, less applicable taxes and withholdings, and the continuation of medical benefits for 12 months, as described in his offer letter agreement.

In addition, as an Officer of the Company, Mr. Arola is a participant under the Company’s CiC Plan. In the event of a change in control of the Company, as defined in the CiC Plan, Mr. Arola would be entitled to acceleration of 12 months of vesting of his outstanding equity awards if his equity awards were not assumed or otherwise continued by an acquirer.

Furthermore, in the event of his termination in connection with a change in control of the Company, as defined in the CiC Plan, Mr. Arola would be entitled to a lump sum payment equal to: (i) 12 months of his base salary, less applicable taxes and withholdings, and (ii) 100 percent of his then current on-target annual bonus; and he would receive 100 percent acceleration of the vesting of outstanding equity awards, and the continuation of medical benefits for 12 months, as described in the CiC Plan.

Refer to the table for a calculation of potential payments upon termination other than for cause or change in control under the heading Potential Payments upon Termination other than for Cause or Change in Control.

Executive Vice President of Marketing and Corporate Development

In December of 2013, we entered into an offer letter of employment with Mr. Rice for service effective December 20, 2013 as our Senior Vice President of Corporate Development. In April of 2015, Mr. Rice was promoted to Executive Vice President of Marketing and Corporate Development. Pursuant to the terms of the offer letter of employment, Mr. Rice is to receive an annual salary of $300,000, less applicable taxes and withholdings and is eligible to participate in our standard employee benefits plans, including our annual incentive plan with a target of 50 percent of his annual base salary. Additionally, Mr. Rice was eligible to receive a two percent commission incentive on net revenue for stadium and entertainment venue deals that he closes less any marketing offsets. In addition, Mr. Rice was granted an option to acquire 100,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the grant date. One-fourth of these shares vest one year after the commencement of Mr. Rice’s employment with us, and the remaining shares vest monthly over the following three years at a rate of 1/48th each month, subject to Mr. Rice’s continued employment with us. Mr. Rice was also granted 50,000 shares of restricted stock units that vest in three annual installments, subject to his continued employment with us.

In addition, pursuant to the terms of his employment, Mr. Rice would be entitled to receive certain benefits in the event of a termination other than for cause. In the event of his termination other than for cause and not in connection with a change in control of the Company, Mr. Rice would be entitled to receive 12 months of his base salary, less applicable taxes and withholdings, and the continuation of medical benefits for 6 months.

In addition, as an Officer of the Company, Mr. Rice is a participant under the Company’s CiC Plan. In the event of a change in control of the Company, as defined in the CiC Plan, Mr. Rice would be entitled to acceleration of 12 months of vesting of his outstanding equity awards if his equity awards were not assumed or otherwise continued by an acquirer.

Furthermore, in the event of his termination in connection with a change in control of the Company, as defined in the CiC Plan, Mr. Rice would be entitled to a lump sum payment equal to: (i) 12 months of his base salary, less applicable taxes and withholdings, and (ii) 100 percent of his then current on-target annual bonus; and he would receive 100 percent acceleration of the vesting of outstanding equity awards, and the continuation of medical benefits for 12 months, as described in the CiC Plan.

Refer to the table for a calculation of potential payments upon termination other than for cause or change in control under the heading Potential Payments upon Termination other than for Cause or Change in Control.

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Executive Vice President of Alliances, Strategic Accounts, and OEM

Ms. Brooker has been with the Company since May 24, 2004 and her role with the Company has changed over time. In April 2015, Ms. Brooker was promoted to Executive Vice President of Alliances, Strategic Accounts, and OEM. Pursuant to the terms of the promotion letter, Ms. Brooker is to receive an annual salary of $275,000, less applicable taxes and withholdings and is able to participate in our standard employee benefits plans, including our annual sales commission plan with a target of 100 percent of her annual base salary at 100 percent quota achievement.

In addition, pursuant to the terms of Ms. Brooker’s employment, Ms. Brooker would be entitled to receive certain benefits in the event of a termination other than for cause. In the event of her termination other than for cause and not in connection with a change in control of the Company, Ms. Brooker would be entitled to receive 12 months of her base salary, less applicable taxes and withholdings, and the continuation of medical benefits for 6 months.

In addition, as an Officer of the Company, Ms. Brooker is a participant under the Company’s CiC Plan. In the event of a change in control of the Company, as defined in the CiC Plan, Ms. Brooker would be entitled to acceleration of 12 months of vesting of her outstanding equity awards if her equity awards were not assumed or otherwise continued by an acquirer.

Furthermore, in the event of her termination in connection with a change in control of the Company, as defined in the CiC Plan, Ms. Brooker would be entitled to a lump sum payment equal to: (i) 12 months of her base salary, less applicable taxes and withholdings, and (ii) 100 percent of her then current on-target annual bonus; and she would receive 100 percent acceleration of the vesting of outstanding equity awards, and the continuation of medical benefits for 12 months, as described in the CiC Plan.

Refer to the table for a calculation of potential payments upon termination other than for cause or change in control under the heading Potential Payments upon Termination other than for Cause or Change in Control.

Executive Vice President, Worldwide Sales, Services and Channels

In October 2015, we entered into an offer letter of employment with Mr. Gault for service effective December 14, 2014, as our Vice President of Global Channels. In April of 2015, Mr. Gault was promoted to Executive Vice President, Worldwide Sales, Services, and Channels. Pursuant to the terms of the promotion letter, Mr. Gault received an annual salary of $345,000, less applicable taxes and withholdings and is eligible to participate in our standard employee benefits plans, including our annual sales commission plan with a target of 100 percent of his annual base salary at 100 percent quota achievement. In addition, Mr. Gault was granted an option to acquire 100,000 shares of our common stock with an exercise price equal to the closing price of our common stock on the grant date. One-fourth of these shares vest one year after the commencement of Mr. Gault’s employment with us, and the remaining shares vest monthly over the following three years at a rate of 1/48th of the entire option each month, subject to Mr. Gault’s continued employment with us. Mr. Gault was also granted 80,000 shares of restricted stock that vest in three annual installments, subject to his continued employment with us. In addition, Mr. Gault received a sign-on bonus of $50,000 less applicable taxes and withholdings, following his hire date.

In addition, pursuant to the terms of his employment, Mr. Gault would be entitled to receive certain benefits in the event of a termination other than for cause. In the event of his termination other than for cause and not in connection with a change in control of the Company, Mr. Gault would be entitled to receive 12 months of his base salary, less applicable taxes and withholdings, and the continuation of medical benefits for 6 months.

In addition, as an Officer of the Company, Mr. Gault is a participant under the Company’s CiC Plan. In the event of a change in control of the Company, as defined in the CiC Plan, Mr. Gault would be entitled to acceleration of 12 months of vesting of his outstanding equity awards if his equity awards were not assumed or otherwise continued by an acquirer.

Furthermore, in the event of his termination in connection with a change in control of the Company, as defined in the CiC Plan, Mr. Gault would be entitled to a lump sum payment equal to: (i) 12 months of his base salary, less applicable taxes and withholdings, and (ii) 100 percent of his then current on-target annual bonus; and he would receive 100 percent acceleration of the vesting of outstanding equity awards, and the continuation of medical benefits for 12 months, as described in the CiC Plan.

Refer to the table for a calculation of potential payments upon termination other than for cause or change in control under the heading Potential Payments upon Termination other than for Cause or Change in Control.

Former President and Chief Executive Officer

In connection with Charles Berger’s departure from the Company effective April 19, 2015, we entered into a general release of claims with Mr. Berger under which he received (i) a lump sum payment equal to 12 months of his then current base salary equal to $600,000, less applicable taxes and withholdings, (ii) acceleration of 12 months of vesting of any currently outstanding equity awards, other than any performance option, if any, to the extent it was not performance earned prior to the Separation Date set forth in his Agreement, and (iii) 12 months of COBRA payments to be made on behalf of Mr. Berger should he elect to extend and continue COBRA for that period. This severance agreement superseded all other employment agreements with Mr. Berger.

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Former Executive Vice President and Chief Revenue Officer

In connection with Jeff White’s departure from the Company effective April 6, 2015, we entered into a general release of claims with Mr. White under which he received a lump sum payment equal to 12 months of his then current base salary equal to $450,000, less applicable taxes and withholdings and 6 months of COBRA payments to be made on behalf of Mr. White should he elect to extend and continue COBRA for that period. This severance agreement superseded all other employment agreements with Mr. White.

Former Executive Vice President, Product Success

In connection with Edward Carney’s departure from the Company effective April 23, 2015, we entered into a general release of claims with Mr. Carney under which he received a lump sum payment equal to 12 months of his then current base salary equal to $400,000, less applicable taxes and withholding and 6 months of COBRA payments to be made on behalf of Mr. Carney should he elect to extend and continue COBRA for that period. This severance agreement superseded all other employment agreements with Mr. Carney.

Executive Change in Control Plan

On February 8, 2006, the independent members of our Board, upon the recommendation of the Compensation Committee, approved the terms of an Executive Change in Control Plan in order to ensure retention of key personnel and continuity of the business in the event of a change in control of the business. On August 7, 2008, the independent members of our Board, upon the recommendation of the Compensation Committee, approved an amendment and restatement of the Executive Change in Control Plan. On February 11, 2014, the Committee approved a second amendment to the Executive Change in Control Plan to fix the individual participation agreement term to three (3) years from the effective date of all participationagreements entered into after the effective date of the second amendment.. We refer to this plan, as amended and restated, as the “CiC Plan.”

Cash Compensation and Benefits

Under the CiC Plan, severance compensation, health care and other benefits are provided to a CiC Plan participant if the participant is terminated without cause or resigns as a result of certain adverse circumstances described in the CiC Plan within 12 months after a change in control. The amount of this severance compensation that would be provided to a participant is equal to that participant’s then current salary and target bonus for the applicable “severance benefit period.” The Compensation Committee has established that the severance benefit period for participants is 18 months in the case of the Chief Executive Officer, 12 months in the case of Section 16 Officers and vice presidents who report directly to the Chief Executive Officer and 6 months in the case of eligible vice presidents designated by the Compensation Committee. In addition, the severance benefit period establishes the period of time during which health care and other benefits are provided to a participant.

Equity Awards

The CiC Plan also provides that equity awards granted prior to August 7, 2008 (the effective date of the amendment to the plan), with respect to individuals who were participants as of that date and certain other equity awards as determined by the Compensation Committee at the time of grant are treated as follows in the event of a Change in Control:

•	if the participant’s options and Stock Appreciation Rights (“SARs”), are not assumed or otherwise continued by an acquirer, 100 percent of the participant’s then unvested options and SARs would accelerate;

•	if the participant is not terminated and an acquirer assumes the participant’s outstanding options and SARs, the vesting of 50 percent of the participant’s then unvested options and SARs would accelerate as of the date of the change in control and the remainder of the participant’s unvested options and SARs would vest in equal monthly installments over a period equal to one half of the remainder of the participant’s original vesting schedule;

•	if the participant is terminated and the participant’s options and SARs are assumed or otherwise continued by an acquirer, 100 percent of the participant’s then unvested options and SARs would accelerate; and

•	the vesting of all other awards, including restricted stock and RSUs, would accelerate.

However, the CiC Plan further provides that, unless otherwise determined by the Compensation Committee at the time of grant, equity awards granted after August 7, 2008 (the effective date of the amendment to the plan) to participants are treated as follows in the event of a Change in Control:

•	if equity awards are not assumed or otherwise continued by an acquirer, accelerated vesting would occur only with respect to the number of months in the applicable participant’s severance benefit period; and

•	if equity awards are assumed or otherwise continued by an acquirer, acceleration of vesting of these awards would occur only upon a Double Trigger Termination (as defined in the plan), and then would accelerate 100 percent.

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In the event that any payment or benefit received or to be received by a participant under the CiC Plan or otherwise would subject the participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such payments as an excess parachute payment under Section 280G of the Code, then, notwithstanding the other provisions of the CiC Plan, the amount of such payments would not exceed the amount which produces the greatest after-tax benefit to the participant. The CiC Plan does not provide for payment of any applicable excise tax by us or other “gross-up” payments to offset the impact of any applicable excise tax.

Certain Definitions

For purposes of the CiC Plan, the following definitions apply:

“Cause” means the occurrence of any of the following: (1) the participant’s theft, dishonesty, misconduct, breach of fiduciary duty for personal profit, or falsification of any our documents or records; (2) the participant’s material failure to abide by our code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (3) misconduct by the participant within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which we are required to prepare an accounting restatement; (4) the participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of ours (including, without limitation, the participant’s improper use or disclosure of our confidential or proprietary information); (5) any intentional act by the participant which has a material detrimental effect on our reputation or business; (6) the participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from us of, and a reasonable opportunity to cure, such failure or inability; (7) any material breach by the participant of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement between the participant and us, which breach is not cured pursuant to the terms of such agreement; or (8) the participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the participant’s ability to perform his or her duties with us.

“Change in Control” means the occurrence of any of the following:

•	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than a trustee or other fiduciary holding our securities under an employee benefit plan, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of our securities representing more than 50 percent of the total combined voting power of our then-outstanding securities entitled to vote generally in the election of directors;

•	we are party to a merger or consolidation which results in the holders of our voting securities outstanding immediately prior thereto failing to retain immediately after such merger or consolidation direct or indirect beneficial ownership of more than 50 percent of the total combined voting power of the securities entitled to vote generally in the election of our directors or the surviving entity outstanding immediately after such merger or consolidation;

•	the sale or disposition of all or substantially all of our assets or consummation of any transaction having similar effect (other than a sale or disposition to one or more of our subsidiaries); or

•	a change in the composition of our Board within any 12 month period as a result of which fewer than a majority of the directors are Incumbent Directors (defined as a director who either (i) is a member of our Board as of February 8, 2006, or (ii) is elected, or nominated for election, to our Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (iii) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of our directors).

However, to the extent that any amount constituting nonqualified deferred compensation subject to Section 409A of the Code would become payable under the CiC Plan by reason of a Change in Control, such amount shall become payable only if the event constituting a Change in Control would also constitute a change in ownership or effective control of us, or a change in the ownership of a substantial portion of our assets, within the meaning of Section 409A of the Code.

Indemnity Agreements

We have entered into indemnification agreements with our executive officers and directors. These indemnification agreements require us to indemnify these individuals to the fullest extent permitted by law.

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Grants of Plan-Based Awards

The following table sets forth certain information with respect to stock and option awards and other plan-based awards, including non-equity incentive awards, granted during the fiscal year ended June 30, 2015, to our named executive officers. For a narrative description of the various plan-based awards set forth in the following table, see the discussion above under the heading “Compensation Discussion and Analysis.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date		Threshold ($)	Target ($)	Maximum(2) ($)	Threshold (#)		Target (#)		Maximum (#)		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Edward B. Meyercord III(4)	5	/08/2015											900,000	2.51	719,867
	5	/08/2015										450,000			1,129,500

Kenneth Arola	8	/18/2014											268,000	5.21	673,618
	8	/18/2014										117,000			609,570
	10	/27/2014	64,750	259,000	388,500
		2/2/2015				—	(5)	36,015	(5)	54,023	(5)				98,801
	3	/3/2015										24,010			60,265

Robert Gault	5	/8/2015											100,000	2.51	102,620
	5	/8/2015										80,000			200,800
	12	/14/2014	—	345,000	n/a(6)

Norman Rice III	7	/1/2014	37,500	150,000	225,000
	7	/1/2014	0	n/a(6)	n/a(6)
	2	/2/2015				—	(5)	13,350	(5)	20,025	(5)				36,624
	5	/8/2015										8,900			22,339

Eileen Brooker	4	/30/2015	0	275,000	n/a(6)
	5	/8/2015										20,000			50,200

Charles Berger	10	/27/2014	180,000	720,000	1,080,000
	2	/2/2015				—		165,050	(5)	247,575	(5)				452,788
	1	/30/2015										70,000			205,800

Jeffrey White	10	/27/2014	112,500	450,000	675,000
	10	/30/2014				—	(7)	275,000	(7)	275,000	(7)				970750
	10	/30/2014										100,000			353,000
	10	/30/2014											300,000	3.53	508,380
	2	/2/2015				—		23,535	(5)	35,303	(5)

Edward Carney	10	/27/2014	50,000	200,000	300,000
	2	/2/2015				—		24,840		37,260					68,144
	01	/30/2015										20,000			58,800

___________

(1)	Our annual incentives usually are, and in fiscal 2015 were, based upon threshold, target and maximum payout amounts set by our Board, upon the recommendation of the Compensation Committee, at the beginning of each fiscal year. The actual amounts earned by each named executive officer for fiscal 2015 is set forth in the Summary Compensation Table elsewhere in this Proxy Statement under the heading “Non-Equity Incentive Plan Compensation.”
(2)	The maximum amount payable to participants under the 2015 Incentive Plan if results exceeded objectives was 150 percent of target.
(3)	The grant date fair value is generally the amount we would expense in our financial statements over the award’s service period in accordance with ASC Topic 718, but does exclude the impact of estimated forfeitures related to service-based vesting conditions.
(4)	Does not include awards granted to Mr. Meyercord in his capacity as an independent director of the Company.
(5)	These grants are restricted stock unit awards with market conditions, which we refer to as market stock units (“MSUs”). The MSUs are performance-based stock units which would or may vest in three annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Composite Index over the three-year period. Details of the conditions and terms under which the MSUs will vest can be found in the Compensation Discussion and Analysis section of this Proxy Statement under the heading “Annual Grants”.
(6)	Participates in the Company’s sales commission plan under which earnings are uncapped.
(7)	These awards were to vest upon achievement of specific revenue targets.
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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of June 30, 2015:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Options Exercise Price ($)	Options Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)

Edward B. Meyercord III	25,000	—		2.09	10	/28/2016
	15,000	—		2.82	12	/23/2016
	15,000	—		3.02	12	/15/2017
	15,000	—		3.87	4	/26/2019
	—	900,000	(1)	2.51	5	/8/2022
							32,000	(8)	86,080
							450,000	(9)	1,210,500

Kenneth Arola	67,000	201,000	(2)	5.21	8	/18/2021
							36,015	(10)	96,880
							77,220	(11)	207,722
							24,010	(12)	64,587

Norman Rice III	33,333	66,667	(3)	5.67	2	/7/2021
							13,350	(13)	35,912
							33,000	(14)	88,770
							8,900	(15)	23,941

Eileen Brooker	5,000			4.49	10	/25/2015
	60,000			3.53	8	/3/2016
	65,000			4.25	10	/26/2017
	65,000			4.25	10	/26/2017
	50,000			3.56	2	/2/2018
	23,958	1,042	(4)	3.29	8	/3/2018
	19,375	10,625	(5)	3.54	11	/2/2019
	9,000	18,000	(6)	5.67	2	/7/2021
							35,000	(16)	94,150
							5,000	(17)	13,450
							7,260	(18)	19,529
							20,000	(29)	53,800

Robert Gault	—	100,000	(7)	2.51	5	/8/2022
							80,000	(20)	215,200

Charles Berger	656,250	—		3.17	5	/2/2020
	900,000	—		3.17	5	/2/2020
							—
Jeffrey White	—	—		—	—

Edward Carney	208,333	—		4.18	8	/1/2020

___________

(1)	Performance based stock option is based on specific stock prices. Once earned, this stock option vests over 2 years at 1/24th each month following the date upon which date the performance shares were earned.
(2)	In fiscal 2015 this stock option vested monthly and will be fully vested on June 2, 2018.
(3)	This stock option vests monthly and will be fully vested on February 7, 2018.
37

(4)	In fiscal 2015 this stock option vested monthly and will be fully vested on August 3, 2015.
(5)	In fiscal 2015 this stock option vested monthly and will be fully vested on November 2, 2016.
(6)	In fiscal 2015 this stock option vested monthly and will be fully vested on February 7, 2018.
(7)	This stock option had a cliff vest for 25 percent on December 15, 2015, and thereafter vests monthly and will be fully vested on December 15, 2018.
(8)	These RSUs vest as to 100% of the units on the one year anniversary of November 12, 2015.
(9)	These RSUs vest as to 25% of the units each anniversary over four years starting April 19, 2015.
(10)	These grants are restricted stock unit awards with market conditions, which we refer to as market stock units (“MSUs”). The MSUs are performance-based stock units which vest in three annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Composite Index over the three-year period. Details of the conditions and terms under which the MSUs would or may vest can be found in the Compensation Discussion and Analysis section of this Proxy Statement under the heading “Annual Grants”.
(11)	These RSUs vest as to 33% of the units each anniversary over three years starting June 2, 2014.
(12)	These RSUs vest as to 33% of the units each anniversary over three years, starting June 2, 2014.
(13)	These grants are restricted stock unit awards with market conditions, which we refer to as market stock units (“MSUs”). The MSUs are performance-based stock units which would or may vest in three annual tranches based upon the Company’s total stockholder return (“TSR”) relative to the performance of the component companies of the NASDAQ Composite Index over the three-year period.
(14)	These RSUs vest as to 33% of the units each anniversary over three years, starting January 2, 2014.
(15)	These RSUs vest as to 33% of the units each anniversary over three years, starting March 3, 2015.
(16)	These are performance-based restricted stock units. These RSUs vest, subject to target performance, as to 33% of the units each anniversary over three years, starting August 15, 2015.
(17)	These RSUs vest as to 33% of the units each anniversary over three years, starting November 2, 2012.
(18)	These RSUs vest as to 33% of the units each anniversary over three years, starting February 7, 2014.
(19)	These RSUs vest as to 33% of the units each anniversary over three years, starting March 3, 2015.
(20)	These RSUs vest as to 33% of the units each anniversary over three years, starting August 15, 2015.

Option Exercises and Stock Vested During Last Fiscal Year

The following table sets forth certain information concerning option exercises by our named executive officers and vesting of Extreme’s common stock held by them during the fiscal year ended June 30, 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Received on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Edward B. Meyercord III	—	—	7,042	26,408
			15,175	56,906

Kenneth Arola	—	—	39,780	107,207

Norman Rice III	—	—	17,000	60,690

Eileen Brooker	—	—	5,000	18,000
			3,333	15,465
			3,740	9,687
			6,983	21,577

Charles Berger	—	—	70,000	169,400
			95,200	299,880
			92,400	223,608

Jeffrey White	—	—	—	—

Edward Carney	—	—	23,334	111,770
			10,200	32,130

Robert Gault	—	—	—	—

___________

(1)	Represents the amount realized based on the market price of our common stock on the vesting date.

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Pension Benefits and Nonqualified Deferred Compensation Plans

We do not have any plans with any of our named executive officers that provide for payments or other benefits at, following, or in connection with retirement. We also do not have any defined contribution or other plan with any of our named executive officers that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments upon Termination other than for Cause or Change in Control

We have entered into agreements including under our CiC Plan that entitle named executive officers to certain benefits in the event of a termination of employment other than for cause, or a change in control of the Company, or a termination other than for cause in connection with a change in control of the Company.

These agreements, including the circumstances that would trigger payments or the provision of other benefits, and material conditions and obligations applicable to the recipient of payments and benefits, are described in “Summary of Employment and Other Agreements” elsewhere in this “Executive Compensation” section.

The following table describes the potential payments that we would have been required to make upon our termination of each of our named executive officers, whether or not within one year following a change in control, had we terminated such officer as of June 30, 2015, under the assumptions set forth in the footnotes to the table. However, for named executive officers who separated from the Company in fiscal 2015, the table reflects actual payments made. Except as expressly noted, these assumptions have not actually occurred.

Name	Potential Payments upon Termination Other than for Cause ($)(1)	Potential Payments Following Change of Control ($)(2)	Potential Payments Upon Termination Other Than for Cause Following Change in Control ($)(3)
Edward B. Meyercord III
Salary(4)	600,000	—	900,000
Bonus(5)	82,849	—	1,080,000
Equity award vesting acceleration(6)	302,625	302,625	1,210,500
Health and Welfare Benefits	19,346	—	29,019
Kenneth Arola
Salary(4)	370,000	—	370,000
Bonus(5)	—	—	259,000
Equity award vesting acceleration(6)	—	125,741	272,309
Health and Welfare Benefits	13,461	—	13,461
Robert Gault
Salary(4)	345,000	—	345,000
Bonus(5)	—	—	—
Equity award vesting acceleration(6)	—	79,918	233,200
Health and Welfare Benefits	11,869	—	23,739
Norman Rice
Salary(4)	300,000	—	300,000
Bonus(5)	—	—	150,000
Equity award vesting acceleration	—	52,525	112,711
Health and Welfare Benefits	11,869	—	23,739
Eileen Brooker
Salary(4)	275,000	—	275,000
Bonus(5)	—	—	—
Equity award vesting acceleration(6)	—	41,507	86,779
Health and Welfare Benefits	6,731	—	13,461
Charles Berger(7)
Salary	600,000	—	—
Bonus	—	—	—
Equity award vesting acceleration	452,788	—	—
Health and Welfare Benefits	19,346	—	—
Jeffrey White(8)
Salary	450,000	—	—
Bonus	—	—	—
Equity award vesting acceleration	—	—	—
Health and Welfare Benefits	9,673	—	—
Edward Carney(9)
Salary	400,000	—	—
Bonus	—	—	—
Equity award vesting acceleration	—	—	—
Health and Welfare Benefits	11,869	—	—

___________

(1)	Assumes termination without “cause” as of June 30, 2015, not in connection with a change in control. “Cause” is described, as applicable to each officer, in the “Summary of Employment and Other Agreements” section of this Proxy Statement. As a condition to receiving any benefits under this column, the applicable named executive officer is required to execute a general release of known and unknown claims in a form satisfactory to us.
(2)	Assumes a hypothetical change in control as of June 30, 2015, with no termination in connection with the change in control. Also assumes that the company acquiring us in the hypothetical change in control did not assume or substitute equivalent replacements for the outstanding equity awards of the participants in the CiC Plan.
(3)	Assumes a hypothetical change in control as of June 30, 2015, with termination in connection with the change in control.
(4)	Under the CiC Plan, if a participant in the CiC Plan is terminated without cause or resigns as a result of certain adverse circumstances described in the CiC Plan within 12 months after a change in control, among other things, the participant would be entitled to a lump sum payment in an amount equal to the aggregate amount of his monthly salary for a period of 18 months in the case of the Chief Executive Officer and 12 months in the cases of the other named executive officers. Mr. Meyercord’s salary coverage is governed by his offer letter with the Company. The amounts listed do not include the payment of accrued salary that would be due upon termination of employment, are not adjusted for any applicable tax withholding, and do not include portions of bonuses that may be payable on a pro-rated basis based on the amount earned as of the time of the termination of employment.
(5)	Under the CiC Plan, if a participant in the CiC Plan is terminated without cause or resigns as a result of certain adverse circumstances described in the CiC Plan within 12 months after a change in control, among other things, the participant would be entitled to a lump sum bonus payment for a period of 18 months in the case of the Chief Executive Officer and 12 months in the cases of the other named executive officers with the applicable annual bonus amount to be based upon the aggregate of all annual incentive bonuses that would have been earned by the participant for the fiscal year of termination of employment, determined as if 100 percent of all applicable performance goals were achieved. The amounts listed do not include the payment of accrued salary that would be due upon termination of employment, are not adjusted for any applicable tax withholding, and do not include portions of bonuses that may be payable on a pro-rated basis based on the amount earned as of the time of the termination of employment.
(6)	Assumes a price per share of our common stock equal to $2.69, the closing market price on June 30, 2015 (the last business day of our last fiscal year). In the case of shares of common stock or RSUs, represents the aggregate value of all shares that would be accelerated. In the case of stock options, this amount represents the aggregate spread (i.e., the difference between the exercise price and the closing price of our common stock on June 30, 2015) with respect to all options that would be accelerated.
(7)	Mr. Berger’s employment with the Company ended effective April 19, 2015 and the included amounts reflect actual benefits paid to Mr. Berger upon the cessation of his employment.
(8)	Mr. White’s employment with the Company ended effective April 6, 2015 and the included amounts reflect actual benefits paid to Mr. White upon the cessation of his employment.
(9)	Mr. Carney’s employment with the Company ended effective April 23, 2015 and the included amounts reflect actual benefits paid to Mr. Carney upon the cessation of his employment.

Compensation Committee Interlocks and Insider Participation

See above under “Corporate Governance—Compensation Committee Interlocks and Insider Participation.”

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Actual or Potential Conflicts of Interest

We are not currently party to any transaction, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Reporting, Review and Approval of Related Party Transactions

Pursuant to the charter of the Audit Committee, the Audit Committee has the responsibility and duty to approve all related-party transactions after reviewing each transaction for potential conflicts of interests and other improprieties. Pursuant to our Code of Business Conduct and Ethics:

Each employee, including each executive officer, is prohibited from engaging in activities that compete with us or compromise our interests unless first notifying our Executive Vice President and General Counsel or Executive Vice President and Chief Human Resources Officer, and obtaining a waiver in writing in each instance. Each employee is required to inform his or her manager or our legal department of any conflict of interest, and is encouraged to consult with his or her manager or our legal department if the employee becomes aware of any conflict or potential conflict, or has a question as to a potential conflict.

Each member of our Board is prohibited from participating in any activities that are contrary to our interests, or which interfere with the director’s ability to perform his or her duties objectively and effectively, or which interfere with the director’s duty of loyalty to us and our stockholders. Each member of our Board is required to disclose to our Board any potential conflict of interest regarding or personal interest in any transaction our Board is considering. As to any potential conflict, the independent directors consult, as appropriate, with management and counsel in assessing the potential conflict, and the appropriate action or procedure for addressing or avoiding the potential conflict. A director is required to recuse himself or herself from participation in any deliberation or decision regarding a matter or transaction in which there is a conflict of interest between our interests and the director’s personal interests or the interests of any other entity to which the director provides services. In the event a director becomes aware of any potential corporate opportunity that the director believes would have any direct or indirect value to us, the director is required to advise the Chief Executive Officer or our Board of the opportunity. In addition, each director is required to notify our Board of any outside board seats, public or private, on which the director has agreed to serve. Related party transactions in which a director may be involved are subject to the review of the Audit Committee.

The Code of Business Conduct and Ethics provides the following non-exhaustive list of examples of actual or potential conflicts with respect to the persons subject to the Code of Business Conduct and Ethics (a “Subject Person”):

•	receipt, by a Subject Person or a member of his or her family, of improper personal benefits as a result of the Subject Person’s position with us;

•	use by the Subject Person of our property for his or her personal benefit;

•	engagement by the Subject Person in activities that interfere with the Subject Person’s loyalty to us or his or her ability to perform duties or responsibilities effectively;

•	work by a Subject Person simultaneously (whether as an employee or a consultant) for a competitor, customer or supplier;

•	a Subject Person, or a member of his or her family, having a financial interest in a customer, supplier or competitor which is significant enough to cause divided loyalty with us, or the appearance of divided loyalty (with the significance of a financial interest depending on many factors, such as size of investment in relation to the Subject Person’s income, net worth and/or financial needs, the Subject Person’s potential to influence decisions that could impact the Subject Person’s interests, and the nature of the business or level of competition between us and the supplier, customer or competitor);

•	acquisition, by a Subject Person or a member of his or her family, of an interest in property (such as real estate, patent or other intellectual property rights or securities) in which the Subject Person has reason to know we have, or might have, a legitimate interest;

•	receipt, by a Subject Person or a member of his or her family, of a loan or a guarantee of a loan from a customer, supplier or competitor (other than a loan from a financial institution made in the ordinary course of business and on an arm’s-length basis);

•	a Subject Person’s divulging or using our confidential information-such as financial data, customer information, or computer programs-for the Subject Person’s own personal or business purposes that are not first approved by our Executive Vice President General Counsel or Executive Vice President, Chief Human Resources Officer in writing;

•	Subject Person’s making gifts or payments, or providing special favors, to customers, suppliers or competitors (or their immediate family members) with a value significant enough to cause the customer, supplier or competitor to make a purchase, or take or forego other action, which is beneficial to us and which the customer, supplier or competitor would not otherwise have taken;

•	a Subject Person’s being given the right to buy stock in other companies or receipt of cash or other payments in return for promoting the services of an advisor, such as an investment banker, to us;

•	a Subject Person’s, or his or her family member’s, solicitation or acceptance of valuable gifts, payments, special favors or other consideration from customers, suppliers or competitors; and

•	a Subject Person’s giving or receipt or gifts not in compliance with the Foreign Corrupt Practices Act.

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EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 2013 Plan and the 2014 Employee Stock Purchase Plan, which have been approved by our stockholders. The 2013 Plan was adopted by our Board in October 2013, and was approved by our stockholders in November 2013, replacing our prior equity compensation plans. The 2014 Employee Stock Purchase Plan was adopted by our Board in May 2013 and approved by our stockholders in November 2014, superseding the 1999 Employee Stock Purchase Plan.

The following table summarizes our equity compensation plans as of June 30, 2015:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans not approved by security holders	3,405,182	(1)	$5.30	—
Equity compensation plans approved by security holders	11,867,612	(2)	$3.64	17,449,673	(3)
Totals	15,272,794			17,449,673

___________

(1)	Of this amount, 2,487,078 options and 918,104 RSUs were outstanding under the Enterasys Plan.
(2)	Of this amount, 2,619,455 options and 2,688,679 RSUs under outstanding under the 2013 Plan; 5,434,774 options and 990,391 RSUs under outstanding under the 2005 Plan; and 134,313 options were outstanding under the 1996 Plan.
(3)	Of this amount, 5,449,673 shares were under the 2013 Plan and 12,000,000 shares were available for issuance under the 2014 Employee Stock Purchase Plan.
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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of the Securities and Exchange Commission’s Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, as amended.

The material in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission, shall be deemed “furnished” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, as amended, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, as a result of furnishing the disclosure in this manner.

COMPENSATION COMMITTEE

Charles Carinalli, Chairman
John C. Shoemaker
Edward H. Kennedy

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Extreme Networks, Inc. (the “Company”) oversees the quality of the Company’s financial statements and its financial reporting on behalf of the Board. Management has the primary responsibility for the financial statements, maintaining appropriate accounting and financial reporting principles and policies and the reporting process, including internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for expressing opinions on the Company’s annual financial statements and its internal control over financial reporting as of the end of the fiscal year. It is not the duty or responsibility of the Audit Committee or its members to conduct any type of auditing or accounting review or procedure, and each member of the Audit Committee relies on the integrity of those persons and organizations within and outside of the Company from whom the Audit Committee receives information and the accuracy of the financial and other information provided to the Audit Committee.

The current members of the Audit Committee are Raj Khanna, Randi Paikoff Feigin, and Edward H. Kennedy. Each member of the Audit Committee has been determined by the Board to be independent for purposes of the NASDAQ Marketplace Rules and the rules of the U.S. Securities and Exchange Commission (the “SEC”) as these rules apply to audit committee members. The Board has determined that Mr. Khanna is an “audit committee financial expert,” as defined in the rules of the SEC.

The Audit Committee has discussed and reviewed with the Company’s independent auditors all matters required to be discussed under Statement on Auditing Standards No. 61, Communication with Audit Committees, SEC rules and other professional standards. The Audit Committee has received from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board, “Communication with Audit Committee Concerning Independence,” discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the independent auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the Company’s independent auditors, with and without the Company’s management present, to discuss the results of their audit of the Company’s financial statements and its internal control over financial reporting as of the end of the fiscal year, the Company’s internal audits and the overall quality of the Company’s financial reporting. Additionally, the Audit Committee has discussed and reviewed with the Company’s management the audited financial statements and management’s report on internal control over financial reporting as of the end of the fiscal year.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2015 for filing with the SEC. The Audit Committee and the Board have also recommended ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.

AUDIT COMMITTEE

Raj Khanna, Chairman
Edward H. Kennedy
Randi Paikoff Feigin

The foregoing Audit Committee Report shall not be deemed to be filed or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

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STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Stockholder proposals may be included in our proxy statement for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals not intended to be included in our proxy materials may be brought before an Annual Meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in the rules of the SEC and under our bylaws. Under our bylaws, in order for a stockholder proposal to be properly brought before the 2016 Annual Meeting, the proposal must be timely and be received at our principal executive offices, addressed to the Secretary, not earlier than July 15, 2016 and not later than August 14, 2016, which, respectively, are 120 days and 90 days prior to the one-year anniversary of the 2015 Annual Meeting. In the likelihood that the date of the 2016 Annual Meeting is more than 30 days earlier or later than such anniversary date, notice by the stockholder to be timely must be received not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting or the 10th day following the date on which public announcement of the date of such meeting is first made.

If a stockholder proposal is brought before the 2016 Annual Meeting, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, in several circumstances, including if we provide information in the proxy statement for the meeting (a) regarding the nature of the matter and (b) advising stockholders how management intends to exercise its discretion to vote on the matter.

TRANSACTION OF OTHER BUSINESS

As of the date of this Proxy Statement, we know of no business that will be conducted at the 2015 Annual Meeting, other than as described in this Proxy Statement. If any other matter is properly brought before the 2015 Annual Meeting, or any adjournment or postponement of the 2016 Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy on such matters in their discretion.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Extreme Networks stock but sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, annual report, or proxy statement mailed to you, please submit a request to our Corporate Secretary, or call our Investor Relations department at (408) 579-3030, and we will promptly send you what you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

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COMMUNICATING WITH EXTREME NETWORKS

You can obtain information about us by one of the following methods:

1. Our home page on the Internet, located at http://www.extremenetworks.com, gives you access to product and marketing information, in addition to recent press releases, financial information and stock quotes, as well as links to our filings with the SEC.

2. To have information such as our latest quarterly earnings release, 2015 Annual Report, or Quarterly Report on Form 10-Q mailed to you, please contact our Investor Relations at (408) 579-3483.

For other questions that you wish to direct via telephone, you may contact our Investor Relations department at (408) 579-3483.

Should you wish to send correspondence, you may send it either to (1) our Investor Relations department, or (2) if you wish for your correspondence to directly reach our Board, you may send it to our Chairman of the Board, who has been selected by our independent directors to receive, distribute and arrange responses for communications from our stockholders to our Board.

In sending any correspondence, you should use the following address:

Extreme Networks, Inc.
145 Rio Robles
San Jose, California 95134
Attn: Investor Relations
-or-
Attn: Chairman of the Board

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of stockholder communications at http://investor.extremenetworks.com. For more information, see above under the heading “Electronic Delivery of Stockholder Communications.”

BY ORDER OF THE BOARD OF DIRECTORS

Edward B. Meyercord III
President and Chief Executive Officer

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